Exhibit 10.17

AGREEMENT OF PURCHASE AND SALE

THIS AGREEMENT OF PURCHASE AND SALE (this "Agreement") is made as of the 17th day of April, 2013 (the "Effective Date") by and between ELI LILLY AND COMPANY, an Indiana corporation (“Seller”), and AR CAPITAL, LLC, a Delaware limited liability company (“Purchaser”).

RECITALS

Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, the Property (as defined below), subject to and in accordance with the terms, conditions and other provisions of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION 1 DEFINITIONS

The following capitalized terms shall have the meanings set forth in this Section 1 for all purposes under this Agreement:

Annual Net Rent. The Basic Rent (as defined in the RR Sublease) payable during calendar year 2013.

Closing. The consummation of the transactions described herein as more fully described in Section 4 below.

Closing Date. The date one (1) business day after the Due Diligence Expiration Date, subject to extension as provided in Sections 3.2(d), 3.3(a), 3.3(b), 12.1 and 12.2.

Confidentiality Agreement. That certain Confidentiality Agreement dated as of April 9, 2013 between Seller and Purchaser.

Due Diligence Expiration Date. 11:59pm Eastern Time on the date that is twenty-one (21) days after the Effective Date.

Due Diligence Period. The period commencing on the Effective Date and continuing until the Due Diligence Expiration Date.

Earnest Money. Defined in Section 2.2 below.

Escrow Company. Chicago Title Insurance Company.

Henry Street Property. The parcel of land legally described in the Quitclaim Deed attached hereto as Exhibit O (the "Henry Street Quitclaim Deed").

Improvements. The buildings and other improvements situated on the Land.

Land. The parcels of land legally described in Exhibit A.

Leases. The leases and other occupancy agreements listed in Exhibit B attached hereto.

Permits. All assignable permits or licenses related to the Real Property or the Personal Property, if any.

Personal Property. All items of décor, furniture, equipment and other personal property owned by Seller and located on the Real Property as of the Effective Date.

Property. The Real Property and Personal Property, and all of Seller’s right, title and interest in, to and under the Leases, the Permits and the Warranties.

Purchase Price. $79,141,815. The Purchase Price is based on a capitalization rate of 7.0104% (the “Cap Rate”) and an Annual Net Rent of $5,548,144.56. If the Annual Net Rent on the Closing Date is not $5,548,144.56, the Purchase Price shall be adjusted accordingly.

Real Property. The Land and the Improvements.

RR Lease. That certain Lease Agreement, dated March 1, 2011, by and between Seller and Rolls-Royce Corporation, as amended by that certain First Amendment to Lease, dated March 11, 2013.

RR Leases. The RR Lease and the RR Sublease.

RR Sublease. That certain Sublease Agreement, dated March 1, 2011, by and between Seller and Rolls-Royce Corporation, as amended by that certain Letter Agreement, dated March 1, 2011, as further amended by that certain First Amendment to Sublease, dated March 11, 2013.

Tenant. The tenant under the RR Leases (currently, Rolls-Royce Corporation).

Termination Surviving Obligations. Purchaser’s obligations under Section 3.2, including Purchaser's obligations under the Confidentiality Agreement incorporated into this Agreement pursuant to said section, and Purchaser’s and Seller’s obligations under Sections 10 and 15.3 hereof.

Title Company. Chicago Title Insurance Company.

Warranties. All assignable warranties, guaranties, indemnities, causes of action and similar rights which Seller may have against any manufacturer, seller, engineer, contractor or builder in respect of any of the Improvements or the Personal Property, if any.

SECTION 2 AGREEMENT TO SELL AND PURCHASE; PURCHASE PRICE

2.1        Agreement to Sell and Purchase. Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, the Property, subject to and in accordance with the terms, conditions and provisions hereof.

2.2        Payment of the Purchase Price. The Purchase Price shall be payable in the following manner:

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(a)          Earnest Money. Purchaser shall, within three (3) business days of execution and delivery of this Agreement by Seller and Purchaser, (i) deposit with the Escrow Company, as escrow agent, the sum of $5,000,000 as earnest money (said amount, together with all interest accruing thereon, being herein referred to as the “Earnest Money”), which shall be in the form of a wire transfer of immediately available funds, and (ii) deliver a fully-executed copy of this Agreement to the Escrow Company. If Purchaser has not terminated this Agreement pursuant to Section 3.2(d) below on or before the Due Diligence Expiration Date, all of the Earnest Money shall become fully non-refundable and payable to Seller, subject to the provisions of this Section 2.2(a), except as otherwise expressly provided herein. The Earnest Money shall be held and disbursed by the Title Company pursuant to the escrow agreement attached hereto as Exhibit C, which the parties hereby agree to execute and deliver to the Escrow Company promptly upon execution of this Agreement. Purchaser additionally agrees to provide any commercially reasonable information required by Escrow Company in connection with such escrow deposit. The Earnest Money shall be invested as provided in said escrow agreement, with all interest accruing thereon being deemed part of the Earnest Money for all purposes hereunder. If the sale hereunder is consummated in accordance with the terms hereof, the Earnest Money shall be paid to Seller and applied to the Purchase Price at the Closing. In all other instances, the Earnest Money shall be paid to Seller and/or Purchaser as provided in other provisions of this Agreement. Notwithstanding anything to the contrary in this Agreement, in any case in which the Earnest Money is provided herein to be returned in its entirety to Purchaser, then One Hundred Dollars ($100) thereof shall be paid to Seller and deducted from the amount due Purchaser, such amount belonging to Seller in any and all events and shall in effect constitute option money, making this Agreement binding and enforceable even if any conditions or provisions herein are entirely within the discretion or control of Purchaser for any time period.

(b)          Balance of Purchase Price. Purchaser shall pay to Seller the balance of the Purchase Price, plus or minus net proration credits (as such credits may be determined in accordance with Section 5, other applicable provisions of this Agreement or otherwise agreed to between Buyer and Seller), at Closing by wire transfer of immediately available funds.

SECTION 3 SELLER'S DELIVERIES; CONDITIONS PRECEDENT

3.1        Diligence Information. Seller has provided to Purchaser and Purchaser acknowledges receipt of copies of all of the materials listed on Schedule 3.1 attached hereto (the "Due Diligence Materials"). All documentation, results of inspections, studies, tests and investigations and other information received or obtained by any agents or representatives of Purchaser pertaining to the Property, Seller, Tenant or the proposed sale transaction, including the Due Diligence Materials and any other information made available to Purchaser in the on-line data room established by Broker, shall be hereinafter collectively referred to as the "Diligence Information". The Confidentiality Agreement is hereby incorporated into this Agreement by this reference thereto as if fully set forth herein in its entirety. Except as otherwise expressly set forth in this Agreement, Seller makes no representations or warranties, either expressed or implied, and shall have no liability with respect to the accuracy or completeness of any Diligence Information and Purchaser shall make its own independent inquiry regarding the economic feasibility, physical condition and environmental state of the Property during the Due Diligence Period. Purchaser agrees to deliver to Seller complete copies of any revised Survey, environmental reports, property condition report and zoning report pertaining to the Property prepared by any third party for Purchaser promptly upon Seller's request.

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3.2        Inspections and Access.

(a)          Seller hereby grants a license to Purchaser, its employees, consultants, contractors and other agents to enter the Property to conduct examinations, inspections and investigations the Property and all books, records, drawings, and other documentation relating thereto located at the Property (collectively, the "Inspections"), subject to (1) the rights of all tenants of the Property, (2) the terms, conditions and limitations set forth in this Agreement, and (3) the terms and conditions of the Confidentiality Agreement. Without limiting the preceding sentence, Purchaser acknowledges that (A) Tenant has the right to at least five (5) business days' prior written notice of entry upon the Property, (B) Tenant may require any persons desiring access to the Property to submit to such reasonable inspection and security procedures as Tenant regularly employs in its ordinary business operations at the Property, and (C) certain areas of the Property may be subject to access restrictions imposed by the government of the United States and Purchaser agrees to abide by any such restrictions identified in this sentence. Purchaser shall have a right to enter upon the Property pursuant to the license granted hereby for the purpose of conducting the Inspections and for no other purpose, and provided that in each such instance: (x) Purchaser notifies Seller of such Inspections not less than six (6) business days prior to such entry or such Inspections are otherwise scheduled with and approved by Seller and Tenant; and (y) Purchaser is in full compliance with all of the terms of this Agreement. At Seller's election, a representative of Seller may be present during any entry by Purchaser or its representatives upon the Property for conducting said Inspections. Purchaser shall take all necessary actions to ensure that neither it nor any of its representatives shall interfere with any tenants or occupants or the ongoing operations occurring at the Property during the course of performing any such Inspections. Purchaser shall not cause or permit any mechanics' liens, materialmens' liens or other liens to be filed against the Property as a result of the Inspections. Purchaser shall have the right to conduct, at its sole cost and expense, any inspections, studies or tests that Purchaser deems appropriate in determining the condition of the Property; provided, however, Purchaser shall not be permitted to perform any Phase II environmental assessments or any tests that require the physical alteration of the Property (including any borings or samplings), without the prior written consent of Seller in each instance.

(b)          Purchaser shall indemnify, defend and hold Seller, its tenants and their respective officers, directors, employees, brokers and other agents and representatives (collectively, the "Indemnified Parties") harmless from and against any and all claims, losses, damages, costs and expense (including, without limitation, reasonable attorneys fees' and court costs) suffered or incurred by any of the Indemnified Parties arising out of or in connection with the activities of Purchaser (or Purchaser's employees, consultants, contractors or other agents) on or about the Property, including mechanics' liens, damage to the Property and injury to persons or property. Without limiting the foregoing, in the event that the Property is damaged, disturbed or altered in any way as a result of such activities, Purchaser shall promptly restore the Property to its condition existing prior to the commencement of such activities. Furthermore, Purchaser agrees to maintain, and to cause all of its contractors conducting any Inspections to maintain, and have in effect comprehensive general liability insurance with a waiver of subrogation in favor of Seller and Seller's designees, and limits of not less than One Million Dollars ($1,000,000), combined single limit, for personal injury, including bodily injury and death, and property damage. Such insurance shall name Seller and Seller’s designees as additional insured parties and shall be with companies, with deductibles and otherwise in form reasonably acceptable to Seller. Purchaser shall deliver to Seller, prior to any entry upon the Property, certificates evidencing that the insurance required hereunder is in full force and effect.

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(c)          Purchaser shall not contact or communicate with Tenant without at least two (2) business days advance notice to Seller in each instance. At Seller's election, a representative of Seller shall be present during any discussions or interviews between Purchaser or its representatives and Tenant or its representatives. Notwithstanding any consent to any contact with Tenant or the presence of Seller or its representatives at any discussions or interviews with Tenant, Purchaser shall not engage in any oral or written communications with Tenant regarding the possibility of renegotiating any current terms of the RR Leases or any proposed amendments to or renewals or extensions of the RR Leases. Purchaser shall not agree to any confidentiality or other agreement with Tenant that prohibits Purchaser from disclosing to Seller any communications or information exchanged between Purchaser and Tenant prior to Closing.

(d)          If, during the Due Diligence Period, Purchaser determines that the Property is unacceptable to Purchaser in its sole and absolute discretion, Purchaser may, as its sole and exclusive right and remedy, terminate this Agreement by giving written notice of termination to Seller on or before the Due Diligence Expiration Date in accordance with the provisions of Section 11 below, which, if Purchaser's reason for termination is one or more material enviornmental defects, such notice shall describe such environmental defects in reasonable detail. If Purchaser does not give such notice of termination on or before the Due Diligence Expiration Date, Purchaser shall be deemed to have waived its right to terminate this Agreement pursuant to this Section 3.2(d) and this Agreement shall continue in full force and effect. In the event of such termination, $100,000 (the “Termination Amount”) of the Earnest Money shall be paid to Seller, the remainder of the Earnest Money shall be returned to Purchaser and neither party shall have any further obligations to the other party hereunder, except for the Termination Surviving Obligations, provided that if Purchaser's termination is due solely to one or more material environmental defects to which Purchaser has reasonably objected in a notice to Seller prior to the Due Diligence Expiration Date and Seller does not agree to cure such defect(s) by written notice given by the later of (i) the Due Diligence Expiration Date or (ii) five (5) business days after receipt of Purchaser's notice of such defect(s) (the Closing Date being automatically extended as necessary to allow for such period), then all of the Earnest Money shall be returned to Purchaser. If Seller agrees to cure such defect(s), then Purchaser's termination shall be automatically nullified and the Closing Date shall be extended as reasonably necessary for Seller to effectuate such cure, but in no event shall the extension exceed 30 days.

3.3        Title and Survey.

(a) Seller has delivered to purchaser (i) a commitment for an owner's policy of title insurance with respect to the Land and the Henry Street Property issued by the Title Company under Order No. 456750 Revision No. 10, dated January 22, 2013 (the "Title Commitment"), and (ii) copies of all exception documents referenced in the Title Commitment (the "Exception Documents"), and (ii) an ALTA/ACSM Land Title Survey of the Real Property certified to Seller, Purchaser and the Title Company, prepared by The Schneider Corporation under Project No. 629.111, dated November 8, 2012 and last revised April 16, 2013 (the "Survey"). Purchaser shall have until the date fourteen (14) days following the Effective Date (the "Title Review Date") for examination of the Title Commitment and the Survey and giving notice to Seller of any matters disclosed by the Title Commitment or the Survey to which Purchaser objects (the "Title Objection Notice”). Purchaser shall be deemed to have accepted all exceptions to the Title Commitment and the form and substance of the Survey, excepting only matters objected to in the Title Objection Notice. If Purchaser delivers a Title Objection Notice to Seller on or before the Title Review Date, Seller shall have the right, but not the

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obligation (except with respect to existing mortgages on the Real Property entered into by Seller), on or before the date five (5) days after receipt of such Title Objection Notice (the “Seller Cure Date”), to cure any matters set forth in the Title Objection Notice (by removal from or by endorsement to the title policy to be issued to Purchaser at Closing insuring over such objection or by other method reasonably acceptable to Purchaser) or to agree in writing to cure same prior to Closing. If any material title or survey matter reasonably objected to by Purchaser in the Title Objection Notice is not so cured by Seller (or agreed to be cured by Seller) or waived by Purchaser on or before the Seller Cure Date, then Purchaser may, as its sole and exclusive remedy, terminate this Agreement by written notice delivered to Seller on or before the date two (2) days after the Seller Cure Date, in which event the Earnest Money (without deduction of the Termination Amount) shall be returned to Purchaser and neither party shall have any further obligations to the other party hereunder, except for the Termination Surviving Obligations. If Purchaser does not give such notice of termination on or before the date two (2) days after the Seller Cure Date, this Agreement shall continue in full force and effect and all objections to the Title Commitment and Survey made by Purchaser and not cured or agreed to be cured by Seller shall be deemed waived by Purchaser and Purchaser shall accept title to the Property subject thereto. If Seller elects to cure any such defect, the Closing Date shall be extended as reasonably necessary for Seller to effectuate such cure, but in no event shall the extension exceed 30 days. If Seller is unable to effectuate a cure of any defect Seller agreed to cure within such period, then Purchaser may, as its sole and exclusive remedy, terminate this Agreement by written notice delivered to Seller on or before the date two (2) days after the Seller Cure Date, in which event the Earnest Money shall be returned to Purchaser and neither party shall have any further obligations to the other party hereunder, except for the Termination Surviving Obligations. Purchaser acknowledges that the Real Property is subject to the following matter disclosed by the Title Commitment and the Survey:

6' tall wooden privacy fence running east-west along the south edge of the sidewalk on the south side of the Lilly Fitness Center, and within this fence there is a shed that lies 18.4' north of the deed line with the subject real estate.

Notwithstanding anything to the contrary herein, so long as (a) the Title Company agrees to affirmatively insure that the Real Property complies with all zoning requirements notwithstanding such matter or the potential loss of title to that portion of the Land consisting of an approximately 23' wide strip of land within the fence described in such matter (said strip of land lying immediately north of a residential parcel now or formerly owned by John A. Herbst and depicted on the Survey as "Area of Concern #1"), and (b) either the Title Company does not charge an additional premium over the Title Company's standard 3.1 zoning endorsement fee for such affirmative coverage or, if the Title Company does require such additional premium, Seller agrees in writing to pay such additional premium, then neither such matter nor the use, occupation or possible adverse possession of said strip of land by the owner or occupants of such residential parcel shall be a material title or survey matter for purposes of this Agreement.

(b) Purchaser may, within five (5) days after learning of same, or the Closing Date, whichever occurs first, notify Seller in writing of any objections to any title exceptions added to the Title Commitment (which do not relate to or arise out of actions by the Purchaser) after the Title Review Date (such being referred to as “Gap Objections”). With respect to any Gap Objections, Seller shall have the same option to cure or agree to cure such objections as set forth in Section 3.3(a) and Purchaser shall have the same option to accept title subject to such matters or, for any material defect reasonably objected to by Purchaser, to terminate this Agreement as set forth in Section 3.3(a), above.

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3.4        Tenant Estoppels. Within two (2) business days of the Effective Date, Seller shall request from Tenant a tenant estoppel certificate with respect to the RR Leases in the form of Exhibit D. Seller shall exercise commercially reasonable efforts (which, for the avoidance of doubt, shall not include litigation, lease termination or the payment of any money to Tenant) to obtain and deliver to Purchaser a tenant estoppel certificate executed by Tenant in the form of Exhibit D attached hereto containing only immaterial exceptions, qualifications or modifications. For purposes of the foregoing, an exception, qualification or modification shall be deemed to be “immaterial” if (such exception, qualification or modification does not (A) dispute the enforceability of the Lease in question, (B) disclose a material monetary or substantial non-monetary default under the Lease or (C) assert a term or condition not contained in the copy of the Lease made available to Purchase or otherwise disclosed to Purchaser, which term or condition materially adversely affects the economic provisions of the Lease. If such an estoppel certificate from Tenant is not delivered to Purchaser at least five (5) days prior to the Closing Date, Purchaser may, as its sole and exclusive right and remedy, terminate this Agreement by delivering to Seller written notice of such termination prior to the Closing Date. In the event of such termination, the Earnest Money (without deduction of the Termination Amount) shall be returned to Purchaser and neither party shall have any further obligations to the other party, except for the Termination Surviving Obligations. Within two (2) business days of the Effective Date, Seller shall request an estoppel letter from each of the two rooftop cell tenants in the form of Exhibit L attached hereto, provided that the delivery of such estoppels to Purchaser shall not be a condition to Purchaser's obligations hereunder and the failure of any such tenant to execute or deliver such an estoppel letter shall not permit Purchaser to terminate this Agreement.

SECTION 4 CLOSING

4.1        Time and Place. the Closing shall be held through the mail by delivery of the closing documents to the Escrow Agent on or prior to the Closing Date, or such other place or manner as the parties hereto may mutually agree. The parties agree to complete all arrangements for Closing prior to the Closing Date so that all requirements for Closing, with the exception of the delivery of the Purchase Price, are in place by the end of the day prior to the Closing Date and only the funding need be completed on the Closing Date.

4.2        Deliveries. At Closing Seller and Purchaser shall execute and deliver the following items:

(a)          Seller shall execute and deliver to Purchaser the following:

(i)	the Henry Street Quitclaim Deed;

(ii)	a deed to the Real Property in the form of Exhibit E attached hereto, conveying to Purchaser all of Seller’s right, title and interest in and to the Real Property (the "Deed");

(iii)	a bill of sale in the form of Exhibit F attached hereto, conveying to Purchaser all of Seller’s right, title and interest in and to the Personal Property;

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(iv)	a non-foreign transferor certification pursuant to Section 1445 of the Internal Revenue Code;

(v)	a vendor's certificate in form acceptable to the Title Company to permit the Title Company to delete the 'standard' exceptions (other than standard exceptions requiring a current ALTA survey to delete) from the owner's policy of title insurance to be issued to Purchaser; and

(vi)	evidence of Seller’s authority to consummate the transactions described herein, as required by the Title Company to issue the owner's policy of title insurance to Purchaser.

(b)          Purchaser shall pay or deliver to Seller:

(i)	the balance of the Purchase Price, by wire transfer, as provided in subsection 2.2(b) hereof;

(ii)	evidence of Purchaser’s authority to consummate the transactions described herein, as required by the Title Company to issue the owner's policy of title insurance to Purchaser.

(c)          Seller and Purchaser shall jointly execute and deliver the following:

(i)	an assignment and assumption of leases in the form of Exhibit G attached hereto, whereby Seller assigns to Purchaser and Purchaser assumes all of Seller’s rights, title, interests, duties, obligations and liabilities under the Leases;

(ii)	an assignment and assumption of permits and warranties in the form of Exhibit H attached hereto, whereby Seller assigns to Purchaser and Purchaser assumes all of Seller’s assignable rights, title, interests, duties, obligations and liabilities under and with respect to the Permits and the Warranties;

(iii)	a closing statement describing all prorations and other applicable credits;

(iv)	Indiana Disclosure of Sales Information forms required to be filed with the Henry Street Quitclaim Deed and the Deed;

(v)	notice to each of the tenants of the Property in the form of Exhibit I attached hereto;

(vi)	a partial assignment and assumption of that certain Parking Agreement, dated March 1, 2011, by and among the City of Indianapolis Department Metropolitan Development ("DMD"), Seller and Rolls-Royce Corporation (the "Parking Agreement"), containing an acknowledgement of Purchaser's obligations under the RR Sublease and the continuing rights of DMD under the

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Parking Agreement in the form of Exhibit J attached hereto (the "Partial Assignment of Parking Agreement");

(vii)	a partial assignment and assumption of that certain Agreement, dated October 18, 2000, by and between Seller and the Consolidated City of Indianapolis, Marion County, Indiana, Department of Capital Asset Management, as amended by that certain First Amendment to Agreement, dated October 25, 2001 (the "City Maintenance Agreement"), in the form of Exhibit K attached hereto (the "Partial Assignment of City Maintenance Agreement");

(viii)	a real estate tax agreement in the form of Exhibit N attached hereto (the "Real Estate Tax Agreement").

4.3        Closing Instructions to Escrow Company. The Closing shall be facilitated through an escrow established with the Escrow Company, using closing escrow instructions consistent with this Agreement. Notwithstanding the use of an escrow, the Closing shall be completed (with the escrow closed out) on the Closing Date, including the concurrent delivery of all required documents and the Purchase Price.

4.4        Transfer of Capital Repair Fund. At Closing, Seller shall wire to an account of Purchaser the Capital Repair Fund (as defined in the RR Sublease) in the amount of $885,000, less any amounts withdrawn therefrom in accordance with the terms of the RR Sublease between the Effective Date and the Closing Date. Seller shall provide reasonably detailed accounting of any amounts withdrawn from the Capital Repair Fund to the extent that the amount of such wire is less than $885,000.

SECTION 5 PRORATIONS

5.1        Real Estate Taxes and Assessments. Real estate taxes and special assessments shall not be prorated. Purchaser shall not receive any credit for such taxes or assessments and shall be responsible (to the extent not paid by the tenants under the Leases) for all such taxes and assessments due and payable after the Closing Date. The provisions of this Section 5.1 shall survive the Closing.

5.2        Rent. All rent and other amounts paid by the tenants under the Leases (collectively, "Rent"), for the month of Closing shall be prorated as of the Closing Date based on the respective number of days of ownership of Seller and Purchaser for such month (with Purchaser being deemed the owner on the Closing Date); provided, however, that (i) neither Purchaser nor Seller shall receive credit at Closing for any Rent that is past due (the "Past Due Rent"), and (ii) Seller shall be entitled to all Basic Rent payable under the RR Sublease for periods prior to July 1, 2013 and shall receive a credit at Closing in the amount of any such Basic Rent that is not yet due and payable. Following the Closing, if Purchaser or Seller receives any payment from any tenant for which Past Due Rent is outstanding, such payment shall be distributed in the following order of priority unless otherwise specifically designated by the tenant paying such Past Due Rent: (a) for the rooftop cell tenants: first, on a prorated basis to Purchaser and Seller for Rent due and payable by such tenant under its Lease accruing in the month in which the Closing Date occurs; next, to Purchaser for Rent due and payable by such tenant under its Lease accruing after the month in which the Closing

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Date occurs; and then, after payment in full of all such amounts then due and payable to Purchaser from such tenant, to Seller to the extent of all Past Due Rent owed by such tenant, together with interest and late charges, if applicable; and (b) for Tenant: first, to Seller to the extent of all Past Due Rent owed by Tenant (together with interest and late charges, if applicable) attributable to the period prior to July 1, 2013 for which Seller did not receive a credit at Closing; and then, to Purchaser. If any Past Due Rent is not paid to Seller within (60) days after Closing, Seller shall have the right to attempt to effect collection by litigation or otherwise so long as Seller does not take any action to terminate the tenant's lease or right to possession and so long as such Past Due Rent collected by Seller is distributed in accordance with this Section 5.2. Purchaser shall cooperate with Seller in its efforts to collect Past Due Rent but shall not be required to take any action against any tenant to terminate the tenant's lease or right to possession. The provisions of this Section 5.2 shall survive the Closing.

5.3        Insurance. Seller will maintain, up to the Closing Date, the insurance Seller is required to maintain pursuant to the RR Sublease. Seller shall cancel all of its insurance policies with respect to the Property as of the Closing Date and shall be responsible for the payment of any premiums and receive any refunds in connection therewith, provided that any refunds of premiums that Tenant has paid shall be promptly paid to Tenant upon Seller's receipt. Purchaser shall obtain its own insurance policies effective as of the Closing Date. The provisions of this Section 5.3 shall survive the Closing.

5.4        Expenses. Except as otherwise expressly provided in this Section 5 (concerning real estate taxes, special assessments, insurance and Rent), operating expenses of the Property that are not passed through to tenants, if any, shall be payable by Seller and Purchaser on an accrual basis in accordance with the parties' respective periods of ownership so that Seller pays all expenses accruing prior to the Closing Date and Purchaser pays all expenses accruing on or after the Closing Date. In the event either party receives a bill for expenses for which the other party is obligated, such other party shall pay such bill promptly after receipt thereof and this obligation shall survive the Closing. In the event of any prepaid expenses as of the Closing Date, Purchaser shall reimburse Seller at Closing for the portion thereof attributable to the period on and after the Closing Date. The provisions of this Section 5.4 shall survive the Closing.

SECTION 6 SELLER'S REPRESENTATIONS AND WARRANTIES

6.1        List of Representations and Warranties. Seller hereby represents and warrants to Purchaser the following matters:

(a)          Authority. Seller has the legal power, right and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All required corporate action has been taken to approve the transactions contemplated by this Agreement and this Agreement is the valid and binding obligation of Seller.

(b)          Conflicts. Neither the execution and delivery of this Agreement nor the consummation of the transactions herein contemplated conflict with or result in the material breach of any terms, conditions or provisions of or constitute a default under, any bond, note, or other evidence of indebtedness or any agreement to which Seller is a party.

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(c)          Leases. Attached hereto as Exhibit B is a complete and accurate list of the leases and other occupancy agreements demising any portion of the space in the Real Property other than any subleases or occupancy agreements that may have been entered into by a tenant. With respect to the Leases other than the RR Leases, to Seller's knowledge, the copies thereof delivered or made available to Purchaser or its counsel are true, correct and complete copies thereof and such Leases have not been amended except as disclosed in any Diligence Information. Except as disclosed in any Diligence Information delivered or made available to Purchaser or its counsel prior to the Effective Date: (i) to Seller’s knowledge, the Leases are in full force and effect, there are no outstanding defaults thereunder by any tenant under the Leases, and no event has occurred which, with the giving of notice and the expiration of any applicable cure period, would constitute a default by any tenant under the Leases; and (ii) Seller has not received any notice of a default under the Leases that has not been cured. All lease commissions with respect to the RR Leases have been paid in full, other than future contingent commissions not yet due and payable and expressly set forth in the RR Leases. To Seller's knowledge, all lease commissions with respect to the Leases other than the RR Leases have been paid in full, other than future contingent commissions not yet due and payable and expressly set forth in such Leases. The balance of the Capital Repair Fund (as defined in the RR Sublease) is $885,000 as of the Effective Date, and Tenant has not requested any disbursements from the Capital Repair Fund.

(d)          Violations of Laws. Seller has not received any written notice that the Property is currently in violation of any applicable building, fire or other safety laws or regulations.

(e)          Litigation. No litigation, including condemnation, eminent domain, or similar proceedings, has been served upon Seller, or threatened in writing, with respect to the Property that remains outstanding.

(f)           Bankruptcy. Seller is not the subject of any pending proceeding under any federal or state bankruptcy or insolvency laws or laws for the appointment of a receiver or for the reorganization of debtors.

(g)          Claims. There are no pending claims made by Seller against contractors who constructed or performed repairs to the Improvements, there are no pending claims made against Seller by contractors who constructed or performed repairs to the Improvements, and there are no pending claims made by Seller against any insurers for any damage to the Improvements or the Personal Property.

(h)          Environmental Laws. Seller has not received any written notice that the Property is currently in violation of any applicable environmental laws or regulations relating to Hazardous Materials (as defined in Section 7.3).

(i)            Service Contracts. Except for matters disclosed by this Agreement, Diligence Information delivered or made available to Purchaser or its counsel on or before the Effective Date or matters of record, Seller has not entered into any service contracts that will survive Closing.

6.2        Modifications to Representations and Warranties. The representations and warranties of Seller set forth in this Agreement shall be deemed remade as of Closing, provided that Seller may give Purchaser on or before the Closing Date one or more notices of any modifications (each a "Statement of Modifications") to such representations and warranties which arise after the Effective Date. Further, all

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representations and warranties are deemed updated by virtue of the contents and disclosures set forth in any tenant estoppel certificate delivered to Purchaser in connection with this Agreement. The representations and warranties set forth in Sections 6.1(a) and 6.1(b), as remade as of Closing, shall survive the Closing without limitation on duration.

6.3        Definition of Knowledge. As used in this Section 6 or other provisions of this Agreement, the term “to Seller's knowledge” or any other reference to the knowledge of Seller (a) shall mean and apply to the actual knowledge of Stephen L. Van Soelen, Director Strategic Real Estate and Facilities Planning of Seller (the "Seller Knowledge Individual") and not to any other persons or entities, (b) shall mean the actual (and not implied or constructive) knowledge of such individual, without any duty on such individual to conduct any investigation or inquiry of any kind, and (c) shall not apply to or be construed to apply to information or material which may be in the possession of Seller generally or incidentally, but which is not actually known to the Seller Knowledge Individual. Similarly, any reference to any written notice, claim, litigation, filing or other correspondence or transmittal to Seller set forth herein (including Sections 6.1(c), 6.1(d), 6.1(e), 6.1(g) and 6.1(h)) shall be limited to refer to only those actually received by or known to the Seller Knowledge Individual in the limited manner provided in clauses (a) - (c) above. Seller represents that the Seller Knowledge Individual is the employee of Seller who is primarily responsible for transactions involving the Property and an appropriate employee of Seller to be the Seller Knowledge Individual. Under no circumstances shall the Seller Knowledge Individual have any personal obligations or liabilities under this Agreement or otherwise. This Section 6.3 shall survive the Closing.

6.4        Limitations Concerning Purchaser’s Knowledge and Third Party Protection. Notwithstanding anything to the contrary contained in this Agreement or in any of the documents or instruments delivered or required to be delivered by Seller hereunder, all of the representations, warranties and certifications (collectively, the "Representations") which are made by Seller and set forth herein or in any of the documents or instruments delivered or required to be delivered by Seller hereunder, shall be subject to the following conditions and limitations: (a) after the Closing, there shall be no liability on the part of Seller for any breach of a Representation arising from (i) any matter or circumstance of which Purchaser had knowledge at Closing, (ii) any matter or circumstance described in any Statement of Modifications, (iii) any matter or circumstance that is disclosed in any of the Diligence Information, or (iv) any matter or circumstance that is disclosed in any Inspection reports obtained by Purchaser; (b) in the event that prior to the time of Closing, during the course of Purchaser's inspections, studies, tests and investigations conducted pursuant to Section 3.2 hereof, or through other sources (including any Statement of Modifications or tenant estoppel certificate), Purchaser gains knowledge of a fact or circumstance which, by its nature, indicates that a Representation was or has become untrue or inaccurate, and such fact or circumstance was not intentionally withheld from Purchaser by Seller with the intent to defraud Purchaser, then Purchaser shall not have the right to bring any lawsuit or other legal action against Seller, nor pursue any other remedies against Seller, as a result of the breach of the Representation caused thereby, but Purchaser's sole and exclusive right and remedy shall be to terminate this Agreement, in which event the Earnest Money (including the Termination Amount) shall be returned to Purchaser and neither party shall have any further obligations to the other party hereunder, except for the Termination Surviving Obligations; provided, however, that such right of termination

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shall not be available for breaches of Representations that have no material impact on the value of the Property, where ‘material impact’ shall mean that the value of any such breach (individually or in the aggregate) would cause the Cap Rate to be reduced by one one-hundredth of a percent (.01%); and (c) to the extent that Purchaser receives or obtains estoppel certificates, insurance policies, guarantees, warranties or other items from third parties (collectively, “Third-Party Protections”) which provide a claim, cause of action, defense or other protection for Purchaser with respect to liability for which Purchaser may have a right of recourse against Seller hereunder, Purchaser agrees to pursue its rights with respect to such Third-Party Protections prior to pursuing any rights against Seller hereunder, and to pursue its rights against Seller only to the extent that such Third-Party Protections do not protect Purchaser against such liability. Without limiting Section 16.6 or any other provision hereof, the parties hereto expressly acknowledge and agree that none of Seller's representations, warranties or covenants herein may be relied on by the Title Company or Escrow Company, whether by subrogation or otherwise. This Section 6.4 shall survive the Closing.

6.5        Other Limitations. Notwithstanding anything to the contrary contained in this Agreement or in any of the documents or instruments delivered or required to be delivered by Seller hereunder: (a) Seller shall have no liability whatsoever to Purchaser for a breach of any representation, warranty, covenant, agreement or other requirement or provision hereof or thereof, unless the valid claims for all such breaches against Seller collectively aggregate more than the Liability Floor, in which event the full amount of such valid claims shall be actionable up to, but not in excess of, the Liability Cap in the aggregate for all liability; (b) Seller shall not have any liability whatsoever to Purchaser for a breach of any representation, warranty, covenant agreement or other requirement or provision hereof or of any other agreement or document delivered in connection herewith, unless written notice containing a description of the specific nature of such breach shall have been given by Purchaser to Seller prior to the date that is six (6) months after the Closing Date and an action shall have been commenced by Purchaser against Seller within eight (8) months after the Closing Date; and (c) in no event shall Seller be liable for any incidental, consequential or punitive damages or for any damages in excess of the Liability Cap. For purposes of the foregoing: (A) “Liability Floor” shall mean Fifty Thousand Dollars ($50,000), and (B) “Liability Cap” shall mean Four Million Dollars ($4,000,000). This Section 6.5 shall survive the Closing.

SECTION 7 PURCHASE AS-IS

7.1 AS IS. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF SELLER EXPRESSLY SET FORTH IN THIS AGREEMENT OR EXPRESSLY SET FORTH IN ANY DOCUMENTS DELIVERED BY SELLER TO PURCHASER AT CLOSING, PURCHASER WARRANTS AND ACKNOWLEDGES TO AND AGREES WITH SELLER THAT PURCHASER IS PURCHASING THE PROPERTY IN ITS "AS-IS, WHERE IS" CONDITION "WITH ALL FAULTS" AS OF THE CLOSING DATE AND SPECIFICALLY AND EXPRESSLY WITHOUT ANY WARRANTIES, REPRESENTATIONS OR GUARANTEES, EITHER EXPRESS OR IMPLIED, AS TO ITS CONDITION, FITNESS FOR ANY PARTICULAR PURPOSE, MERCHANTABILITY, OR ANY OTHER WARRANTY OF ANY KIND, NATURE, OR TYPE WHATSOEVER FROM OR ON BEHALF OF SELLER. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF SELLER EXPRESSLY SET FORTH IN THIS AGREEMENT OR EXPRESSLY SET FORTH IN ANY DOCUMENTS DELIVERED BY SELLER TO PURCHASER AT CLOSING, SELLER SPECIFICALLY DISCLAIMS ANY WARRANTY,

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GUARANTY OR REPRESENTATION, ORAL OR WRITTEN, PAST OR PRESENT, EXPRESS OR IMPLIED, CONCERNING (A) THE VALUE, NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING THE WATER, SOIL AND GEOLOGY, (B) THE INCOME TO BE DERIVED FROM THE PROPERTY, (C) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY CONDUCT THEREON, INCLUDING THE POSSIBILITIES FOR FUTURE DEVELOPMENT OF THE PROPERTY, (D) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, (E) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY, (F) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS, IF ANY, INCORPORATED INTO THE PROPERTY, (G) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY, (H) THE PRESENCE OR ABSENCE OF HAZARDOUS MATERIALS AT, ON, UNDER, OR ADJACENT TO THE PROPERTY OR ANY OTHER ENVIRONMENTAL MATTER OR CONDITION OF THE PROPERTY, (I) ANY LEASES, SERVICE CONTRACTS OR OTHER AGREEMENTS OR WARRANTIES AFFECTING THE PROPERTY, OR (J) ANY OTHER MATTER WITH RESPECT TO THE PROPERTY. PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF SELLER EXPRESSLY SET FORTH IN THIS AGREEMENT, ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER WITH RESPECT TO THE PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO REPRESENTATIONS OR WARRANTIES AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION. SELLER SHALL NOT BE LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY, OR THE OPERATION THEREOF, FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT OR IN THE DOCUMENTS DELIVERED BY SELLER TO PURCHASER AT CLOSING. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT PURCHASER IS A SOPHISTICATED AND EXPERIENCED PURCHASER OF PROPERTIES SUCH AS THE PROPERTY AND HAS BEEN DULY REPRESENTED BY COUNSEL IN CONNECTION WITH THE NEGOTIATION OF THIS AGREEMENT. SELLER HAS MADE NO AGREEMENT TO ALTER, REPAIR OR IMPROVE ANY OF THE PROPERTY.

7.2 Release of Seller. Purchaser acknowledges that it will have the opportunity to inspect the Property during the Due Diligence Period, and during such period, observe its physical characteristics and existing conditions and the opportunity to conduct such investigation and study on and of the Property and adjacent areas as Purchaser deems necessary, and by closing the transactions contemplated by this Agreement at Closing, Purchaser will be deemed to FOREVER RELEASE AND DISCHARGE Seller from all duties, obligations, responsibility and liability pertaining to the Property in any way, including its condition, valuation, salability, financeability or utility of the Property, or its suitability for any purpose whatsoever (including with respect to the presence in the soil, air, structures and surface and subsurface waters, of Hazardous Materials or other materials or substances that have been or may in the future be determined to be toxic, hazardous, undesirable or subject to regulation and that may need to be specially treated, handled and/or removed from the Property under current or future federal, state and local laws, regulations or guidelines, and any structural and geologic conditions, subsurface soil and water conditions and solid and hazardous waste and Hazardous Materials on, under, adjacent to or otherwise affecting the Property), including:

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(a) liabilities and responsibilities for the lessor’s obligations under the Leases relating to the physical, environmental or legal compliance status of the Property, whether arising before or after the date of this Agreement; and (b) liabilities under CERCLA; EXCEPT this Section 7.2 shall not be construed to release, discharge or waive any claims against Seller for the breach of any representation or warranty of Seller expressly set forth in this Agreement or expressly set forth in any documents delivered by Seller to Purchaser at Closing (collectively, the "Excluded Claims"). Purchaser, by closing the transactions contemplated by this Agreement, will be deemed to have WAIVED any and all objections and complaints (including federal, state and local statutory and common law based actions, and any private right of action under any federal, state or local laws, regulations or guidelines to which the Property is or may be subject, including CERCLA) concerning the physical characteristics and any existing conditions of the Property, including the lessor’s obligations under the Leases relating to the physical, environmental or legal compliance status of the Property, whether arising before or after the date of this Agreement, with the exception of the Excluded Claims. Purchaser further hereby assumes the risk of changes in applicable laws and regulations relating to past, present and future environmental conditions on the Property and the risk that adverse physical characteristics and conditions, including the presence of Hazardous Materials or other contaminants, may not have been revealed by its investigation.

7.3 Certain Definitions. For purposes hereof, (a) the term "CERCLA " means the Comprehensive Environmental Response Compensation and Liability Act and other federal laws governing Hazardous Materials as in effect on the date of this Agreement, together with its implementing regulations and guidelines as of the date of this Agreement; and (b) the term "Hazardous Materials" means any substance which is (i) designated, defined, classified or regulated as a hazardous substance, hazardous material, hazardous waste, pollutant or contaminant under any applicable law, as currently in effect as of the date of this Agreement (ii) petroleum hydrocarbon, including crude oil or any fraction thereof and all petroleum products, (iii) PCBs, (iv) lead, (v) friable asbestos, (vi) flammable explosives, (vii) infectious materials or (viii) radioactive materials.

7.4 Survival. The terms and conditions of this Article 7 shall expressly survive the Closing, not merge with the provisions of any closing documents and shall be deemed incorporated into the Deed. Purchaser acknowledges and agrees that the releases, waivers and disclaimers and other agreements set forth herein are an integral part of this Agreement and that Seller would not have agreed to sell the Property to Purchaser for the Purchase Price without the releases, waivers and disclaimers and other agreements set forth above.

SECTION 8 PURCHASER'S REPRESENTATIONS AND WARRANTIES

Purchaser hereby represents and warrants to Seller as follows:

8.1        Authority. Purchaser has the legal power, right and authority to enter into this Agreement and, at Closing, will have the legal power, right and authority to consummate the transactions contemplated hereby. All required corporate action has been taken to approve the transactions contemplated by this Agreement and this Agreement is the valid and binding obligation of Purchaser.

8.2        Conflicts. Neither the execution and delivery of this Agreement nor the consummation of the transactions herein contemplated conflict with or result in the material breach of any terms, conditions or provisions of or constitute a default under,

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any bond, note, or other evidence of indebtedness or any agreement to which Purchaser is a party.

8.3        Patriot Act. Purchaser represents, warrants and covenants that neither Purchaser, nor ARC RRINSIN001, LLC, a Delaware limited liability company ("Approved Assignee") nor any of their respective partners, officers, directors or members (i) is listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the Treasury ("OFAC") pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (the “Order”) and all applicable provisions of Title III of the USA Patriot Act (Public Law No. 107-56 (October 26, 2001)); (ii) is listed on the Denied Persons List and Entity List maintained by the United States Department of Commerce; (iii) is listed on the List of Terrorists and List of Disbarred Parties maintained by the United States Department of State, (iv) is listed on any list or qualification of “Designated Nationals” as defined in the Cuban Assets Control Regulations 31 C.F.R. Part 515; (v) is listed on any other publicly available list of terrorists, terrorist organizations or narcotics traffickers maintained by the United States Department of State, the United States Department of Commerce or any other governmental authority or pursuant to the Order, the rules and regulations of OFAC (including without limitation the Trading with the Enemy Act, 50 U.S.C. App. 1-44; the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06; the unrepealed provision of the Iraq Sanctions Act, Publ.L. No. 101-513; the United Nations Participation Act, 22 U.S.C. § 2349 aa-9; The Cuban Democracy Act, 22 U.S.C. §§ 60-01-10; The Cuban Liberty and Democratic Solidarity Act, 18.U.S.C. §§ 2332d and 233; and The Foreign Narcotic Kingpin Designation Act, Publ. L. No. 106-120 and 107-108, all as may be amended from time to time); or any other applicable requirements contained in any enabling legislation or other Executive Orders in respect of the Order (the Order and such other rules, regulations, legislation or orders are collectively called the “Orders”); (vi) is engaged in activities prohibited in the Orders; or (vii) has been convicted, pleaded nolo contendere, indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes or in connection with the Bank Secrecy Act (31 U.S.C. §§ 5311 et. seq.).

8.4        Restricted Entities. Neither Purchaser, Approved Assignee nor any of their respective partners, officers, directors or members is a restricted entity listed on Exhibit M attached hereto (a "Restricted Entity").

8.5        Bankruptcy. Purchaser is not the subject of any pending proceeding under any federal or state bankruptcy or insolvency laws or laws for the appointment of a receiver or for the reorganization of debtors.

The representations and warranties of Purchaser set forth in this Agreement shall be deemed remade as of Closing, and said representations and warranties as so remade shall survive the Closing without limitation on duration.

SECTION 9 CLOSING COSTS

Seller shall pay the following expenses incurred in connection with the transactions described herein: (i) costs to obtain the Title Commitment and a standard ALTA owner's title policy in the amount of the Purchase Price, (ii) the costs of any endorsements to Purchaser's

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title insurance policy required to cure any objections to the Title Commitment or the Survey that Seller is required or has agreed to cure pursuant to Section 3.3, (iii) the cost to obtain the Survey, (iv) one-half the escrow fee charged by the Escrow Company, (v) Seller's legal fees and expenses, and (vi) unless otherwise provided herein, all other closing costs customarily paid for by sellers of commercial real property in Indiana. Purchaser shall pay the following expenses incurred in connection with the transactions described herein: (a) the costs for any title endorsements (provided that the issuance of any of same will not be a condition to Closing in any respect) other than endorsements required to cure any objections to the Title Commitment or the Survey that Seller is required or has agreed to cure pursuant to Section 3.3, (b) the costs to obtain a lender's policy of title insurance, if any, and all endorsements thereto, (c) the costs of any update or revisions to the Survey required by Purchaser, (d) one-half of the escrow fee charged by the Escrow Company, (e) any and all costs and expenses of consultants, engineers and other professionals engaged by Purchaser in connection with its due diligence, (f) Purchaser's legal fees and expenses, and (g) unless otherwise provided herein, all other closing costs customarily paid for by purchasers of commercial real property in Indiana.

SECTION 10 BROKERAGE COMMISSIONS

Seller shall pay all commissions brokerage fees due to CB Richard Ellis, Inc. ("Broker") pursuant to a separate agreement between Seller and Broker. Seller and Purchaser each warrant and represent to the other that, except for Broker, neither has had any dealings with any broker, agent or finder relating to the sale of the Property or the other transactions contemplated hereby, and each agrees to indemnify, defend and hold the other harmless from and against any claim for brokerage commissions, compensation or fees by any broker, agent or finder in connection with the sale of the Property or the other transactions contemplated hereby resulting from the acts of the indemnifying party. The provisions of this Section 10 shall survive the Closing.

SECTION 11 NOTICE

All notices, demands and communications (a "Notice") under this Agreement shall be delivered or sent by: (a) hand delivery, (b) certified mail, postage prepaid, return receipt requested, (c) facsimile with confirmation of successful tranmission generated by the sender's machine, or (d) nationally recognized overnight carrier, to the applicable address/fax number of the intended recipient set forth below or to such other address/fax number as either party may designate by notice pursuant to this Article.

Notices to Seller:	Eli Lilly and Company Lilly Corporate Center Drop Code 2046 Indianapolis, IN 46285 Attn: Stephen L. Van Soelen Fax: 317-276-9662
With a copy to:	ICE MILLER LLP One American Square Suite 2900 Indianapolis, IN 46282-0001 Attn: Zeff Weiss Fax: 317-592-4788
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Notices to Purchaser:	AR Capital, LLC 405 Park Avenue, 15th Floor New York, NY 10022 Attn: Edward M. Weil, Jr. Fax: 212-421-5799
With a copy to:	AR Capital, LLC 405 Park Avenue, 15th Floor New York, NY 10022 Attn: Jesse C. Galloway Fax: 212-421-5799

And copy to:	James A. (Jim) Mezzanotte AR Capital, LLC 7621 Little Avenue, Suite 200 Charlotte, NC 28226 Fax: 212-415-6507

Notices shall be deemed given: (i) on the date delivered, if sent by hand delivery or delivered by facsimile transmission or by electronic mail (e.g. email); (ii) one business day after deposit with an overnight carrier, if sent by nationally recognized overnight carrier; (iii) three business days after being mailed, if sent by certified mail, postage prepaid, return receipt requested; or (iv) on the date transmitted if confirmation of successful transmission is generated by the sender’s machine by 5:00pm Eastern Time on a business day, if sent by facsimile (and if confirmation of successful transmission is generated by the sender's machine on a non-business day or after 5:00pm Eastern Time on a business day, such Notice shall be deemed given on the following business day. Notices may be sent by counsel for a party and such shall be deemed notice by the party so represented. Notices shall be deemed served as set forth above, even if such notices are rejected or delivery refused by the intended recipient.

SECTION 12 CASUALTY AND CONDEMNATION

12.1     If an Office Building (as defined in the RR Sublease) is "substantially destroyed" (as defined in Section 12.2.1 of the RR Sublease) such that Tenant would have a right to terminate the RR Sublease (i.e. within thirty (30) days of such event, Seller does not deliver to Tenant, with a copy to Purchaser, a written opinion of a qualified contractor that restoration of the Office Building can be completed within fourteen (14) months of the date of the casualty), then Purchaser may, as its sole and exclusive right and remedy, terminate this Agreement by written notice to Seller given on or before ten (10) days after Seller gives notice to Purchaser that the restoration will take more than fourteen (14) months or otherwise fails to deliver such written opinion within the thirty (30) day time period set forth above. In the event of a termination pursuant to this Section 12.1, the Earnest Money (including the Termination Amount) shall be returned to Purchaser and neither party shall have any further obligation under this Agreement, except for the Termination Surviving Obligations. If Purchaser is not entitled to or does not elect to so terminate this Agreement, then the Closing shall take place as herein provided (with the Closing Date being extended as necessary to account for the time periods described above) without abatement of the Purchase Price, and Seller shall assign and transfer to Purchaser on the Closing Date, without warranty or recourse, all of Seller's right, title and interest in and to all insurance proceeds paid or payable to Seller on account of such fire or casualty (less Seller’s reasonable costs of

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collection thereof and amounts used for reasonable repairs), and Seller shall pay to Purchaser at Closing an amount equal to (i) the insurance deductibles applicable to such casualty (less any portion thereof Tenant is responsible for under the RR Sublease), and (ii) any amount collected by Seller from Tenant under Section 12.4 of the RR Sublease in connection with such casualty.

12.2     If (a) all or any part of the Improvements is taken by eminent domain or if a legal proceeding seeking such taking by eminent domain is filed prior to the Closing Date, and (b) the taking will result in a termination of the RR Sublease pursuant to Section 13.1 thereof, then Purchaser may, as its sole and exclusive right and remedy, terminate this Agreement by notice to Seller given on or before ten (10) days after notice of such taking (and the Closing Date shall be extended as necessary to account for such ten (10) day period), and, in the event of such termination, the Earnest Money shall be returned to Purchaser and neither party shall have any further obligation under this Agreement, except for the Termination Surviving Obligations. If Purchaser is not entitled to or does not elect to so terminate, the Closing shall take place as herein provided without abatement of the Purchase Price, and Seller shall assign and transfer to Purchaser on the Closing Date, without warranty or recourse, all of Seller's right, title and interest in and to all condemnation awards attributable to the Real Property paid or payable to Seller on account of such eminent domain proceedings (less Seller’s reasonable costs incurred in connection with such proceedings and less amounts used for reasonable repairs).

SECTION 13 OPERATIONS PRIOR TO CLOSING OR TERMINATION

13.1 Seller's Covenants. Seller covenants and agrees with Purchaser that after the Effective Date until the Closing or termination of this Agreement, Seller shall conduct its business involving the Property as follows:

(a)          Seller shall not transfer title to any of the Property (other than use of regular business inventory or the transfer of Personal Property no longer used in the operation of the Real Property which has been replaced with similar property, all in the ordinary course of business) or create on the Property any easements, restrictions, covenants, mortgages or other encumbrances which will survive Closing.

(b)          Seller shall not enter into or amend any contracts or other agreements pertaining to the Property that will survive Closing, other than (i) leases (which are specifically addressed in Section 14.1), (ii) contracts or other agreements reasonably entered into in response to an emergency situation caused by a casualty, and (iii) contracts or other agreements that are entered into to fulfill an obligation of Seller under the Leases and have been approved in writing by Purchaser (such approval not to be unreasonably withheld, conditioned or delayed and will be deemed given if Purchaser fails to respond to a written request for approval within ten (10) business days with a notice setting forth in reasonable detail the reasons for disapproval). At Closing, Purchaser shall assume any contracts and agreements entered into by Seller pursuant to clause (ii) of this Section 13.1(b), provided that Purchaser shall receive a credit against the Purchase Price to the extent amounts outstanding under such contracts or agreements as of the Closing Date are not anticipated to be covered by insurance proceeds assigned to Purchaser or insurance deductibles paid to Purchaser at Closing pursuant to Section 12.2. At Closing, Purchaser shall assume any contracts and agreements entered into by Seller pursuant to clause (iii) of this Section 13.1(b), provided that Purchaser shall receive a credit against the Purchase Price for any amounts outstanding under such contracts or agreements as of the

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Closing Date that are not operating expenses (any such amounts that are operating expenses shall be prorated pursuant to Section 5.4).

(c)          Seller shall not collect rent more than one month in advance other than as expressly provided in or contemplated by the terms and conditions of the Leases.

SECTION 14 LEASING

14.1     Approval/Execution of Leases. From and after the Effective Date until the Closing or termination of this Agreement, Seller shall not execute any new leases (or amendments or terminations to existing leases) without the prior written consent of Purchaser (such consent not to be unreasonably withheld, conditioned or delayed).

SECTION 15 DEFAULTS AND REMEDIES

15.1     Seller Defaults. In the event that Seller, on or prior to the Closing Date, shall default in the performance of its obligations hereunder, Purchaser, as its sole and exclusive remedy, may either (a) seek specific performance of Seller’s obligations hereunder, provided that any suit for specific performance must be brought within sixty (60) days after Seller’s default, failing which, Purchaser shall be deemed to have waived its right to specific performance to the maximum extent permitted by law, or (b) terminate this Agreement, in which case (i) Purchaser shall receive a refund of the Earnest Money (including the Termination Amount), (ii) Seller shall reimburse Purchaser for Purchaser's reasonable and actual third-party costs incurred in connection with this Agreement in an amount not to exceed One Hundred Thousand Dollars ($100,000) upon receipt of an invoice and reasonable supporting documentation, and (iii) neither party shall have any further obligation to the other party hereunder. The provisions of this Section shall not limit Purchaser’s or Seller's right to pursue and recover on a claim with respect to any of the Termination Surviving Obligations. Purchaser hereby waives any other rights or remedies including the right to seek money damages. This Agreement confers no present right, title or interest in the Property to Purchaser, and Purchaser agrees not to file a lis pendens or other similar notice against the Property at any time or for any reason, except only in connection with, and after the filing of, a suit for specific performance.

15.2     Purchaser Defaults. In the event that Purchaser, on or prior to the Closing Date, shall default in the performance of its obligations under this Agreement, then Seller, as its sole and exclusive remedy, may terminate this Agreement by notifying Purchaser thereof and receive and retain the Earnest Money as liquidated damages, provided that this provision shall not limit Seller's or Purchaser's rights to pursue and recover on a claim with respect to any of the Termination Surviving Obligations. In the event Seller is entitled to the Earnest Money as liquidated damages, and to the extent Seller has not already received the Earnest Money, Purchaser agrees to take all such actions and execute and deliver all such documents necessary or appropriate to effect such payment.

15.3     Attorneys' Fees and Costs. In the event legal action is instituted to interpret or enforce the provisions of this Agreement, the prevailing party shall be entitled to recover from the other party the prevailing party's reasonable costs and attorney's fees, including all costs and fees that are incurred in any trial, on any appeal and/or in any bankruptcy proceeding. For purposes of this Agreement, "prevailing

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party" shall include a party obtaining substantially the relief sought, whether by compromise, settlement or otherwise.

SECTION 16 MISCELLANEOUS

16.1     Entire Agreement; Amendments. This Agreement, together with the exhibits attached hereto (and the Confidentiality Agreement incorporated herein), constitute the entire agreement of the parties hereto regarding the purchase and sale of the Property, and all prior agreements, understandings, representations and statements, oral or written, including any so-called term sheets and letters of intent, are hereby merged herein and superseded hereby. This Agreement may only be amended or modified by an instrument in writing, signed by the party or parties intended to be bound thereby.

16.2     TIME OF THE ESSENCE. ALL PARTIES HERETO AGREE THAT TIME IS OF THE ESSENCE IN THE PERFORMANCE OF THE PROVISIONS OF THIS AGREEMENT, INCLUDING THE PARTIES’ RESPECTIVE OBLIGATIONS TO CLOSE ON THE CLOSING DATE.

16.3     Counterpart/Electronic Delivery. This Agreement may be executed in one or more counterparts or by use of counterpart signature pages. Furthermore, executed counterparts or counterpart signature pages of this Agreement may be delivered by facsimile or other reliable electronic means (including sending .pdf documents by electronic mail), and executed counterparts or counterpart signature pages so delivered shall be deemed to be originals for all purposes and shall be valid and binding for all purposes. Notwithstanding the foregoing, each party delivering executed documents by facsimile or other electronic means agrees to provide the other party with an original, hard copy of the relevant signed documents promptly after the request of the other party.

16.4     Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of Indiana and for all purposes shall be governed by and interpreted in accordance with the laws of the State of Indiana, without reference to conflicts of law principles or rules.

16.5     Recordation. Purchaser shall not record this Agreement or a memorandum or other notice thereof in any public office or records without the express written consent of Seller except as may be required in connection with a suit for specific performance filed in accordance with Section 15.1. A breach by Purchaser of this covenant shall constitute a material default by Purchaser under this Agreement.

16.6     Assignment; Third Party Beneficiaries. Purchaser shall not assign this Agreement without Seller's prior written consent, which consent may be withheld for any reason or no reason in Seller’s sole discretion. Purchaser is entering into this Agreement for and on behalf of Approved Assignee, a special purpose entity and affiliate of Purchaser, provided that the foregoing shall not relieve Purchaser of any of its obligations or liability under this Agreement. Notwithstanding the first sentence of this Section 16.6, Purchaser may assign this Agreement without the consent of Seller to Approved Assignee. In the event of such an assignment, Approved Assignee shall take title to all of the Property and the original Purchaser and Approved Assignee shall be jointly and severally liable for Purchaser’s obligations hereunder. Subject to the

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previous sentence, this Agreement shall inure to the benefit of and be binding on and enforceable against the parties hereto and their respective successors and assigns. This Agreement is intended for the benefit of Purchaser and Seller, and except as provided in the indemnity granted by Purchaser Section 3.2 with respect to the Indemnified Parties described therein, no other person or entity shall be entitled to rely on this Agreement, receive any benefit from it or enforce any provisions of it against Purchaser or Seller.

16.7     Section Headings. The Section headings contained in this Agreement are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several Sections hereof.

16.8     Severability. If any portion of this Agreement is held to be unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect.

16.9     Waiver of Trial by Jury; Venue. Seller and Purchaser, to the extent they may legally do so, hereby expressly waive any right to trial by jury of any claim, demand, action, cause of action or proceeding arising under or with respect to this Agreement, or in any way connected with, or related to, or incidental to, the dealings of the parties hereto with respect to this Agreement or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and irrespective of whether sounding in contract, tort, or otherwise. With respect to any suit, action or proceedings relating to this Agreement, each party irrevocably (i) submits to the non-exclusive jurisdiction of the courts of Marion County, Indiana, and (ii) waives any objection which it may have at any time to the laying of venue of any proceedings brought in any such court, waives any claim that such proceedings have been brought in an inconvenient forum and further waives the right to object with respect to such proceedings that such court does not have jurisdiction over such party.

16.10  Exculpation of Related Parties. Notwithstanding anything to the contrary contained in this Agreement or in any of the documents executed pursuant to this Agreement (this Agreement and said documents being hereinafter collectively referred to as the “Documents”) or provided under or required by law, the Documents shall not be binding on the direct or indirect shareholders, directors, managers, beneficiaries, or any other equity holders of Seller, or any of their employees, advisors, representatives or other agents or affiliates, but shall only be binding on Seller and its assets, subject to the other limitations set forth herein.

16.11  Independent Counsel; Interpretation. Purchaser and Seller each acknowledge that: (a) they have been represented by independent counsel in connection with this Agreement; (b) they have executed this Agreement with the advice of such counsel; and (c) this Agreement is the result of arms-length negotiations between the parties hereto and the advice and assistance of their respective counsel. Notwithstanding any rule of law to the contrary: (i) the fact that this Agreement was prepared by Seller's counsel as a matter of convenience shall have no import or significance, and any uncertainty or ambiguity in this Agreement shall not be construed against Seller because Seller's counsel prepared this Agreement; and (ii) no deletions from prior drafts of this Agreement shall be construed to create the opposite intent of the deleted provisions.

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16.12  Governmental Approvals. Nothing contained in this Agreement shall be construed as authorizing Purchaser to apply for a zoning change, variance, subdivision maps, lot line adjustment, or other discretionary governmental act, approval or permit with respect to the Property prior to the Closing, and Purchaser agrees not to do so. Purchaser agrees not to submit any reports, studies or other documents, including plans and specifications, impact statements for water, sewage, drainage or traffic, environmental reports, or energy conservation checklists to any governmental agency prior to the Closing. Purchaser's obligation to purchase the Property shall not be subject to or conditioned upon Purchaser's obtaining any variances, zoning amendments, subdivision maps, lot line adjustment or other discretionary governmental act, approval or permit.

16.13  No Waiver. No covenant, term or condition of this Agreement, other than as expressly set forth herein, shall be deemed to have been waived by Seller or Purchaser unless such waiver is in writing and executed by Seller or Purchaser, as the case may be.

16.14  Survival. The Termination Surviving Obligations shall survive any termination of this Agreement. Except as otherwise expressly provided herein, no conditions and no representations, warranties, covenants, agreements or other obligations of Seller in this Agreement shall survive the Closing and no action based thereon shall be commenced after the Closing.

16.15  Meaning of "Include" and Variations Thereof. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be understood to be followed by the words "without limitation."

16.16  Meaning of "business day". As used in this Agreement, a "business day" shall mean any day other than a Saturday, Sunday or any other day on which national banks in Indianapolis, Indiana are not open for business.

16.17  Dedication of Henry Street Property. Purchaser acknowledges that Seller has submitted the Grant of Right of Way attached hereto as Exhibit P to the City of Indianapolis, Department of Public Works to dedicate the Henry Street Property (except for the air rights related to the existing overhead walkway which is located over the Henry Street Property) as public right-of-way. Purchaser shall not require any compensation from the City of Indianapolis as a condition of such dedication and agrees to accept the Henry Street Property subject to such Grant of Right of Way. If for any reason such dedication is not finalized prior to Closing, Seller and Purchaser agree to reasonably cooperate with each other to finalize such dedication.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the Effective Date.

COUNTERPART SIGNATURE PAGES FOLLOW

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COUNTERPART SIGNATURE PAGE TO

AGREEMENT OF PURCHASE AND SALE

PURCHASER:

AR CAPITAL, LLC, a Delaware limited liability company

By: /s/ Edward M. Weil, Jr.

Name: Edward M. Weil, Jr.

Title: President

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COUNTERPART SIGNATURE PAGE TO

AGREEMENT OF PURCHASE AND SALE

SELLER:

ELI LILLY AND COMPANY,

an Indiana corporation

By: /s/ Stephen L. Van Soelen

Stephen L. Van Soelen, Director –

Strategic Real Estate & Facilities Planning

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LIST OF EXHIBITS AND SCHEDULES

I	EXHIBITS

A	Legal Description of the Land

B	List of Leases

C	Escrow Agreement

D	Form of Rolls-Royce Estoppel

E	Form of Deed

F	Form of Bill of Sale

G	Form of Assignment and Assumption of Leases

H	Form of Assignment and Assumption of Warranties

I	Form of Notices to Tenants regarding Transfer of Property

J	Partial Assignment of Parking Agreement

K	Partial Assignment of City Maintenance Agreement

L	Form of Rooftop Cell Tenant Estoppel

M	Restricted Entities

N	Real Estate Tax Agreement

O	Henry Street Quitclaim Deed

P	Grant of Right of Way

II.	SCHEDULES

3.1	Due Diligence Materials

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EXHIBIT A

LEGAL DESCRIPTION OF THE LAND

(Faris I Building)

Lots 10, 11, 12 and part of Lots 8, 9, 13, 14, 15 and 16 of Russell's Heirs Subdivision of Out Lot 26 of the Donation Lands of the City of Indianapolis, as per plat thereof, recorded in Plat Book 2, page 24 in the Office of the Recorder of Marion County, Indiana; also, part of the first alley West of Meridian Street, lying North of Merrill Street, as vacated per Declaratory Resolution 99-CP-13VAC and recorded as Instrument #1999-0155155 in the said Recorder's Office, all being more particularly described as follows:

Commencing at the Northeast corner of Lot 1 of Russell's Heirs Subdivision; thence along the East line thereof, also being the West right of way or Meridian Street, South 00 degrees 00 minutes 00 seconds East (basis of bearings-due North along the center line of Meridian Street) 278.66 feet to the Point of Beginning; thence continuing along the said West right of way, South 00 degrees 00 minutes 00 seconds East 121.60 feet to the Southeast corner of Lot 12 in said subdivision; thence along the South line of said Lot 12 and the extension thereof, also being the North right of way of Merrill Street, North 89 degrees 44 minutes 45 seconds West 277.54 feet; thence North 00 degrees 00 minutes 00 seconds East 106.74 feet; thence North 90 degrees 00 minutes 00 seconds East 81.20 feet; thence North 00 degrees 00 minutes 00 seconds East 14.50 feet; thence South 89 degrees 44 minutes 45 seconds East 60.44 feet; thence North 00 degrees 15 minutes 15 seconds East 12.86 feet; thence South 89 degrees 44 minutes 45 seconds East 20.24 feet; thence South 00 degrees 15 minutes 15 seconds West 12.86 feet; thence South 89 degrees 44 minutes 45 seconds East 115.66 feet to the point of beginning.

(Faris I Access Parcel)

Part of Lots 1 through 9 inclusive of Russell's Heirs Subdivision of Out Lot 26 of the Donation Lands of the City of Indianapolis, as per plat thereof, recorded in Plat Book 2, page 24 in the Office of the Recorder of Marion County, Indiana; also, part of vacated Warsaw Street lying between Lots 6 and 7 of said Russell's Heirs Subdivision, vacated per Declaratory Resolution No. D 66-27 and recorded as Instrument #66-62087 in the said Recorder's Office; also, part of the alley lying West of and adjacent to Lot 7 of said Russell's Heirs Subdivision, as vacated per Declaratory Resolution 99-CP-13VAC and recorded as Instrument #1999-0155155 in the said Recorder's Office, all being more particularly described as follows:

Commencing at the Northeast corner of Lot 1 of said Russell's Heirs Subdivision; thence along the East line thereof, also being the West right of way of Meridian Street, South 00 degrees 00 minutes 00 seconds East (basis of bearings - due North along the center line of Meridian Street) 15.00 feet to the Point of Beginning; thence continuing along the said West right of way, South 00 degrees 00 minutes 00 seconds East 263.66 feet; thence North 89 degrees 44 minutes 45 seconds West 115.66 feet; thence North 00 degrees 15 minutes 15 seconds East 12.86 feet; thence North 89 degrees 44 minutes 45 seconds West 20.24 feet; thence South 00 degrees 15 minutes 15 seconds West 12.86 feet; thence North 89 degrees 44 minutes 45 seconds West 57.44 feet; thence North 07 degrees 45 minutes 00 seconds East 59.28 feet; thence North 90 degrees 00 minutes 00 seconds East 41.60 feet; thence North 08 degrees 00 minutes 00 seconds East 130.50 feet; thence

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North 90 degrees 00 minutes 00 seconds East 13.20 feet; thence North 00 degrees 00 minutes 00 seconds East 75.13 feet to a point which bears North 89 degrees 51 minutes 00 seconds West 112.38 feet from the point of beginning; thence South 89 degrees 51 minutes 00 seconds East 112.38 feet to the point of beginning.

(Faris II Building)

Part of Lots 8 through 16, inclusive, Lots 17 through 20, inclusive, and part of Lots 21 and 22 in Seidensticker's Subdivision of the East Half of Out Lot No. 15 of the Donation Lands of the City of Indianapolis, as per plat thereof, recorded in Plat Book 2, page 93 in the Office of the Recorder of Marion County, Indiana; also a strip of ground 10 feet wide by parallel lines lying East of and adjacent to the East side of Lots 17 through 20 and that part of Lot 21 in said Seidensticker's Subdivision; also, a part of Mechanic Street vacated per Declaratory Resolution No. 99-CP-13 VAC recorded as Instrument No. 1999-0155155, all being more particularly described as follows:

Commencing at the Southeast corner of Lot 16 in said subdivision; thence along the South line of said Lot 16, also being the North right of way of Henry Street, North 89 degrees 51 minutes 00 seconds West (basis of bearings-due North along the center line of Meridian Street) 102.50 feet to the Point of Beginning; thence North 00 degrees 00 minutes 00 seconds East 18.95 feet; thence North 90 degrees 00 minutes 00 seconds East 14.50 feet; thence North 00 degrees 00 minutes 00 seconds East 28.42 feet; thence North 90 degrees 00 minutes 00 seconds West 14.50 feet; thence North 00 degrees 00 minutes 00 seconds West 33.41 feet; thence North 90 degrees 00 minutes 00 seconds West 7.54 feet; thence North 07 degrees 59 minutes 24 seconds East 145.24 feet; thence North 90 degrees 00 minutes 00 seconds West 113.00 feet; thence North 00 degrees 00 minutes 00 seconds West 52.00 feet; thence North 90 degrees 00 minutes 00 seconds West 36.38 feet to the West line of Lot 22 in said subdivision; thence along the West line of Lots 22 through 17 in said subdivision, thence South 00 degrees 06 minutes 53 seconds East 276.25 feet to the Southwest corner of said Lot 17; thence along the South line of said Lot 17 and the extension thereof, also being the North right of way of Henry Street, South 89 degrees 51 minutes 00 seconds East 136.18 feet to the point of beginning.

(Faris II Access Parcel)

Lots 1 through 7, Lots 23 and 24, part of Lots 8 through 16, and part of Lots 21 and 22, all in Seidensticker's Subdivision of the East Half of Out Lot No. 15 of the Donation Lands of the City of Indianapolis, as per plat thereof, recorded in Plat Book 2, page 93 in the Office of the Recorder of Marion County, Indiana; also, a strip of ground 10 feet wide by parallel lines lying East of and adjacent to the East side of Lots 22 through 24 and that part of Lot 21 in said Seidensticker's Subdivision; also, part of Mechanic Street vacated per Declaratory Resolution No. 99-CP-13 VAC recorded as Instrument #99-0155155, all being more particularly described as follows:

Beginning at the Northeast corner of Lot 1 in said Seidensticker's Subdivision; thence along the East line thereof, also being the West right of way of Meridian Street, South 00 degrees 00 minutes 00 seconds East (basis of bearings - due North along the center line of Meridian Street) 400.00 feet (plat) 400.21 feet (measured) to the Southeast corner of Lot 16 in said subdivision; thence along the South line of said Lot 16, also being the North right of way of Henry Street, North 89 degrees 51 minutes 00 seconds West 102.50 feet;

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thence North 00 degrees 00 minutes 00 seconds East 18.95 feet; thence North 90 degrees 00 minutes 00 seconds East 14.50 feet; thence North 00 degrees 00 minutes 00 seconds East 28.42 feet; thence North 90 degrees 00 minutes 00 seconds West 14.50 feet; thence North 00 degrees 00 minutes 00 seconds West 33.41 feet; thence North 90 degrees 00 minutes 00 seconds West 7.54 feet; thence North 07 degrees 59 minutes 24 seconds East 142.24 feet; thence North 90 degrees 00 minutes 00 seconds West 113.00 feet; thence North 00 degrees 00 minutes 00 seconds West 52.00 feet; thence North 90 degrees 00 minutes 00 seconds West 36.38 feet to the West line of Lot 22 in said subdivision; thence along the West line of Lots 22 through 24 in said subdivision, North 00 degrees 06 minutes 53 seconds West 123.56 feet to the Northwest corner of said Lot 24, which lies on the South right of way line of South Street; thence along said right of way South 89 degrees 56 minutes 46 seconds East 240.00 feet (plat) 239.47 feet (measured) to the point of beginning.

EXCEPTING THEREFROM:

Part of that 1.431 acre tract of land described as “Parcel 4” in the Special Warranty Deed from Kite Henry, LLC to Eli Lilly and Company recorded as Instrument Number 2002-0251905 in the Office of the Marion County Recorder being described as follows:

Beginning at the northeast corner of Lot 1 in Seidensticker’s Subdivision per plat thereof recorded in Plat Book 2, Page 93; thence South 00 degrees 00 minutes 00 seconds East (basis of bearings is centerline of Meridian Street = North 00 degrees 00 minutes 00 seconds East) along the west right of way line of Meridian Street a distance of 175.33 feet; thence North 90 degrees 00 minutes 00 seconds West a distance of 89.85 feet to a westerly corner of the tract of land described as Parcel 4 in Instrument number 2002-251905; thence the following five courses along the westerly and north lines of said tract:

1. North 90 degrees 00 minutes 00 seconds West a distance of 113.00 feet;

2. thence North 00 degrees 00 minutes 00 seconds East a distance of 52.00 feet;

3. thence North 90 degrees 00 minutes 00 seconds West a distance of 36.38 feet;

4. thence North 00 degrees 06 minutes 53 seconds West a distance of 123.56 feet;

5. thence South 89 degrees 56 minutes 46 seconds East a distance of 239.47 feet (240.00 feet, plat) to the Point of Beginning.

(Parking Garage and Cafeteria/Conference Building)

Part of Lots 1 through 8, part of Lots 13 through 16, all of Lots 17 through 23, inclusive, and part of Lot 24 of Russell's Heirs Subdivision of Out Lot 26 of the Donation Lands of the City of Indianapolis, as per plat thereof, recorded in Plat Book 2, page 24 in the Office of the Recorder of Marion County, Indiana; also, part of the alleys and/or street heretofore vacated lying within the block bounded by Meridian Street, Merrill Street, Illinois Street, and Henry Street; also, part of Out Lot 26 of the Donation Lands of the City of Indianapolis, more particularly described as a parcel of ground 192 feet in length from North to South by 60 feet in width from East to West, lying West of and adjoining the alley running along the West side of Lots 1 to 6 and East of and adjoining the alley

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running along the East side of said Lots 19 to 24, all being more particularly described as follows:

Commencing at the Northeast corner of Lot 1 of said Russell's Heirs Subdivision; thence along the East line thereof, also being the West right of way of Meridian Street, South 00 degrees 00 minutes 00 seconds East (basis of bearings-due North along the center line of Meridian Street) 15.00 feet; thence North 89 degrees 51 minutes 00 seconds West 112.38 feet to the Point of Beginning; thence South 00 degrees 0 minutes 00 seconds West 75.13 feet; thence South 90 degrees 00 minutes 00 seconds West 13.20 feet; thence South 08 degrees 00 minutes 00 seconds West 130.50 feet; thence South 90 degrees 00 minutes 00 seconds West 41.60 feet; thence South 07 degrees 45 minutes 00 seconds West 59.28 feet; thence North 89 degrees 44 minutes 45 seconds West 3.00 feet; thence South 00 degrees 00 minutes 00 seconds West 14.50 feet; thence South 90 degrees 00 minutes 00 seconds West 81.20 feet; thence South 00 degrees 00 minutes 00 seconds West 106.74 feet to the South line of Lot 13 in said subdivision; thence along the South line of said Lot 13, also being the North right of way of Merrill Street, North 89 degrees 44 minutes 45 seconds West 138.53 feet to the Southwest corner of said Lot 13; thence along the West line of said Lots 13 through 24, also being the East right of way of Illinois Street, North 00 degrees 12 minutes 15 seconds West 384.51 feet to a point which bears North 89 degrees 51 minutes 00 seconds West 305.05 feet from the point of beginning; thence South 89 degrees 51 minutes 00 seconds East 305.05 feet to the point of beginning.

(Fitness Center and Surrounding Parking)

A portion of Out Lot 25 in the City of Indianapolis, lying north of Merrill Street, east of Meridian Street and west of Madison Avenue and Union Street, and all of vacated Merrill Street (vacated in Instrument number 99-156437), and a portion of Lots 1, 2, 3, 4, and 5, and all of Lots 6, 8, 9, 10, 11, 12, 13, 14, 15, 16, and 17 and the included vacated alleys, the vacated portion of Norwood Street and a portion of Union Street in McCarty Heirs’ Subdivision of Out Lots 113 and a part of Lots 1, 2, 3, and 4 in McCarty Heirs’ Subdivision of Out Lots 114 in the Donation Lands of the City of Indianapolis, as per plat thereof, recorded in Plat Book 2, page 54, in the Office of the Recorder of Marion County, Indiana; and also a portion of Lot 20 and all of Lots 21, 22, 23, and 24 in Edwin Ray’s Partition of Out Lot 115 of the Donation Land of the City of Indianapolis, as per plat thereof recorded in Town Lot Record 17, pages 470 and 471 in said Recorder’s office described as follows:

BEGINNING at the intersection of the east right-of-way line of Meridian Street and the north right-of-way line of Merrill Street; thence North 00 degrees 07 minutes 56 seconds East 410.17 feet along the east right-of-way line of said Meridian Street; thence South 89 degrees 51 minutes 29 seconds East 76.07 feet to southwest right-of-way line of Madison Avenue; thence South 19 degrees 57 minutes 19 seconds East 320.88 feet along said southwest right-of-way line to the intersection of said southwest right-of-way line with the west right-of-way line of Union Street; thence South 00 degrees 00 minutes 00 seconds East 108.83 feet along said west right-of-way line to the northeast corner of said vacated Merrill Street (Instrument number 99-156437); thence South 00 degrees 00 minutes 00 seconds East 40.00 feet to the southeast corner of said vacated Merrill Street; thence South 00 degrees 00 minutes 00 seconds East 20.00 feet along the west right-of-way line of said Union Street; thence South 89 degrees 51 minutes 29 seconds East 58.52 feet to the west right-of-way line of the proposed re-alignment of Madison Avenue; thence along said proposed west right-of-way line, Southerly 149.80 feet along an arc to

A-4

the right and having a radius of 556.00 feet and subtended by a long chord having a bearing of South 07 degrees 32 minutes 52 seconds East and a length of 149.35 feet; thence South 00 degrees 00 minutes 00 seconds East 431.88 feet along said proposed right-of-way, parallel with the centerline of vacated Union Street, to the north line of the Lilly Day Care Center Parcel as shown on the certain Land Title Survey prepared by Paul I. Cripe, Inc. under Project No. 98438-30000, dated May 16, 1999; thence North 89 degrees 38 minutes 53 seconds West 238.90 feet along said north line to the east line of an alley; thence North 07 degrees 01 minute 04 seconds East 160.01 feet along said east line to the northwest corner of said Lot 24 of Edwin Ray’s Partition of Out Lot 115; thence South 89 degrees 38 minutes 53 seconds East 11.87 feet along the north line of said Lot 24; thence North 00 degrees 21 minutes 07 seconds East 40.00 feet to the southwest corner of said Lot 6 in McCarty Heirs’ Subdivision of Out Lot 113; thence North 00 degrees 00 minutes 00 seconds East 45.50 feet along the west line of said Lot 6 to the northwest corner of said Lot 6; thence North 89 degrees 38 minutes 53 seconds West 142.41 feet along the south line of said Lot 8 in McCarty Heirs’ Subdivision of Out Lot 113 to the southeast right-of-way line of Meridian Street; thence North 13 degrees 49 minutes 07 seconds East 364.50 feet to the southwest corner of said vacated Merrill Street (Instrument number 99-156437); thence North 03 degrees 00 minutes 12 seconds West 40.06 feet to the northwest corner of said vacated Merrill Street and the POINT OF BEGINNING and containing 5.222 acres, more or less. The bearings in this description are based upon the centerline of vacated Union Street having a bearing of South 00 degrees 00 minutes 00 seconds East.

EXCEPTING THEREFROM:

A portion of Out Lot 25 in the City of Indianapolis, lying north of Merrill Street, east of Meridian Street and west of Madison Avenue and Union Street, and all of vacated Merrill Street (vacated in Instrument number 99-156437), and a portion of Lots 14, 15, 16, and 17 and the included vacated alleys in McCarty Heirs' Subdivision of Out Lots 113 in the Donation Lands of the City of Indianapolis, as per plat thereof, recorded in Plat Book 2, page 54, in the Office of the Recorder of Marion County, Indiana described as follows:

BEGINNING at the intersection of the east right-of-way line of Meridian Street and the north right-of-way line of Merrill Street; thence North 00 degrees 07 minutes 56 seconds East 410.17 feet along the east right-of-way line of said Meridian Street; thence South 89 degrees 51 minutes 29 seconds East 76.07 feet to southwest right-of-way line of Madison Avenue; thence South 19 degrees 57 minutes 19 seconds East 320.88 feet along said southwest right-of-way line to the intersection of said southwest right-of-way line with the west right-of-way line of Union Street; thence South 00 degrees 00 minutes 00 seconds East 108.83 feet along said west right-of-way line to the northeast comer of said vacated Merrill Street (Instrument number 99-156437); thence South 00 degrees 00 minutes 00 seconds East 40.00 feet to the southeast corner of said vacated Merrill Street; thence South 00 degrees 00 minutes 00 seconds East 12.36 feet along the west right-of-way line of said Union Street; thence South 89 degrees 46 minutes 40 seconds West 100.67 feet; thence South 00 degrees 27 minutes 40 seconds West 33.53 feet; thence North 88 degrees 56 minutes 26 seconds West 16.35 feet; thence South 00 degrees 49 minutes 49 seconds East 146.66 feet to the face of curb on the north side of the Lilly Recreational Center; thence North 89 degrees 50 minutes 51 seconds West along said face of curb a distance of 80.97 feet to the east end of a brick retaining wall; thence North 01 degrees 17 minutes 51 seconds East along the east face of said brick retaining wall a distance of 1.32 feet; thence North 89 degrees 32 minutes 14 seconds West along the

A-5

north face of said brick retaining wall a distance of 35.37 feet to the southeast right-of-way line of Meridian Street; thence North 13 degrees 49 minutes 07 seconds East 196.95 feet to the southwest corner of said vacated Merrill Street (Instrument number 99-156437); thence North 03 degrees 00 minutes 12 seconds West 40.06 feet to the northwest corner of said vacated Merrill Street and the POINT OF BEGINNING. The bearings in this description are based upon the centerline of vacated Union Street having a bearing of South 00 degrees 00 minutes 00 seconds East.

A-6

EXHIBIT B

LIST OF LEASES

RR Lease

RR Sublease

Standard Lease Agreement, dated March 30, 1998, by and between Omnipoint Communications Midwest Operations, LLC and Rapid Press, Inc. (predecessor in interest to Seller).

Site Agreement, executed by Sprint Spectrum L.P. on December 22, 1997 and executed by Rapid Press, Inc. on December 3, 1997, as amended by that certain First Amendment to PCS Site Agreement, dated August 31, 2006, by and between Eli Lilly and Company (as successor in interest to Rapid Press, Inc) and Sprint Spectrum Realty Company LP (as successor in interest to Sprint Spectrum L.P.).

B-1

EXHIBIT C

ESCROW AGREEMENT

Chicago Title Insurance Company

EARNEST MONEY ESCROW AGREEMENT

CTIC 456750

This Earnest Money Escrow Agreement, is entered into this ___ day of __________, 2013, by and between Chicago Title Insurance Company (“Title Company”) and AR Capital, LLC, a Delaware limited liability company (“Purchaser”) and Eli Lilly and Company, an Indiana corporation (“Seller”).

Whereas, Seller and Purchaser have entered into an Agreement of Purchase and Sale, dated April ___, 2013 (the "Purchase Agreement"), whereby Seller has agreed to sell and Purchaser has agreed to purchase the real estate described in the Title Company's title commitment Order No. 456750 Revision No. 10;

Whereas, pursuant to the Purchase Agreement, Purchaser and Seller have agreed to place a portion of the purchase money in escrow (“Earnest Money”);

Whereas, Purchaser has delivered an Earnest Money deposit in the amount of $5,000,000.00 to Title Company to be held pursuant to the terms and provisions set forth herein; and

Now, therefore, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	Title Company acknowledges receipt of the $5,000,000.00 Earnest Money deposit and agrees to deposit such Earnest Money in accordance with the terms and conditions of this Escrow Agreement. Upon receipt of the additional Earnest Money deposit, Title Company agrees to deposit such Earnest Money in accordance with the terms and conditions of this Escrow Agreement.

2.	Title Company shall deposit the Earnest Money in a money market savings account at JPMorgan Chase Bank, NA (“Depository”) in the customer name of Select Income REIT, by Title Company, as Escrow Agent.

a.	The investment shall be for a term beginning on the date of deposit and ending on the earlier of the closing date or upon written notification from Seller and Purchaser
C-1

satisfactory to Title Company.

b.	All interest will become a part of the Earnest Money and be reported to the Internal Revenue Service for the account of:

Name:	AR Capital, LLC
Address:	405 Park Avenue, 15th Floor
New York, NY 10022
Phone:	212-415-6500
Fax:	212-421-5799

Tax ID or Social Security No.

c.	Upon the Depository’s request, Title Company will prepare the appropriate Internal Revenue Service Documentation to report taxpayer identification information relating to this account. In the event Purchaser is unable or refuses to execute the IRS documentation, Title Company is authorized to execute the documents on Purchaser’s behalf.

d.	Title Company shall not be responsible for any penalties, or loss of principal or interest, or any delays in the withdrawal of the Earnest Money which may be imposed by the Depository as a result of the making or redeeming of the investment pursuant to the instructions contained herein. Nor shall Title Company be liable for any loss or impairment of the Earnest Money while the Earnest Money is in the course of collection or while the Earnest Money is on deposit with the Depository, in each case if such a loss or impairment results from the failure, insolvency or suspension of the Depository.

3.	The Earnest Money plus all interest accruing thereon shall be paid to Seller and credited on behalf of Purchaser against the purchase price at closing as reflected on closing statements executed by Seller and Purchaser unless Title Company receives a joint written direction executed by Seller and Purchaser or their respective legal representatives authorizing Title Company to otherwise disburse or apply the Earnest Money.

4.	Title Company shall be deemed to have no notice of, and shall not be controlled, limited, or bound by any of the provisions contained in any other agreement, contract or document, including the Purchase Agreement, between Purchaser and Seller, or between them, individually or collectively, and any other person.

5.	Title Company’s charges for acting as escrow agent hereunder shall be $50. Seller and Purchaser shall be jointly and severally liable for any and all charges associated with Title Company acting as escrow agent under this agreement. Title Company is permitted to retain its fees out of the Earnest Money upon release of such funds for any reason other than for the purpose of closing.

6.	Without limitation, Title Company shall not be liable for loss or damage resulting from the following:
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a.	Any default, error, action or omission of any other party.
b.	The expiration of any time limit or other delay, unless such time limit was known to Title Company and such loss is solely caused by failure of Title Company to proceed in its ordinary course of business.
c.	Any good faith act or forbearance by Title Company.
d.	Compliance by Title Company with any and all legal process, writs, orders, judgments and decrees of any court whether issued with or without jurisdiction, and whether or not subsequently vacated, modified, set aside or reversed.
e.	Failure of Title Company to assert or fail to assert any cause of action or defense in any judicial, administrative, or other proceeding either in the interest of itself or any other party or parties.

7.	Title Company shall provide notice of any claim or demand by Seller or Purchaser with respect to the Earnest Money to the other party.

8.	In the event of any disagreement between Seller and Purchaser, or among them, and any other person, resulting in adverse claims and demands being made in connection with, or for, any Earnest Money held pursuant to the terms of this Escrow Agreement, Title Company shall refuse to comply with the claims or demands as long as such disagreement shall continue, and in so refusing, Title Company shall not deliver or disburse the Earnest Money, and shall not be liable in any way to any person for its failure or refusal to comply with conflicting or adverse demands. Title Company shall be entitled to continue to refrain from acting and refusing to act until it receives authorization as follows:

a.                  authorization executed by all parties to the disagreement; or

b.                 a certified or file-stamped copy of a court order resolving the disagreement or directing a specific distribution of all or any portion of the Earnest Money; or

c.                  a ruling pursuant to arbitration in accordance with Indiana law resolving the disagreement or directing a specific distribution of all or any portion of the Earnest Money.

Upon receipt of any of the above, Title Company shall promptly act according to the terms therein and shall be relieved from any duty, responsibility or liability arising from the adverse claims, demands or from the terms of this Escrow Agreement.

9.	In the event of any disagreement between Seller and Purchaser, or among them and any other person, resulting in adverse claims and demands being made in connection with the Earnest Money, Title Company may commence an interpleader action and deposit the Earnest Money with a court of competent jurisdiction and in such event shall be relieved of any and all further liability to Purchaser and Seller. Purchaser and Seller, shall jointly reimburse Title Company for any and all expense, including reasonable attorneys’ fees and other costs and expenses incurred by Title Company relating to an interpleader action.

10.	Upon completion of the disbursement of Earnest Money, Title Company shall be released and discharged of its escrow obligations hereunder.

11.	Any notice, demand, or request, consent or approval (“Notice”) shall be given in writing and
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directed to Seller, Purchaser and Title Company at the locations specified below:

If to Purchaser

AR Capital, LLC

405 Park Avenue, 15th Floor

New York, NY 10022

Attn: Edward M. Weil, Jr.

Fax: 212-421-5799

With a copy to:

AR Capital, LLC

405 Park Avenue, 15th Floor

New York, NY 10022

Attn: Jesse C. Galloway

Fax: 212-421-5799

If to Seller	Eli Lilly and Company Lilly Corporate Center Drop Code 2046 Indianapolis, IN 46285 Attn: Stephen L. Van Soelen Fax: 317-276-9662
With a copy to: ICE MILLER LLP One American Square Suite 2900 Indianapolis, IN 46282-0001 Attn: Zeff Weiss Fax: 317-592-4788
If to Title Company	Chicago Title Insurance Company 135 N. Pennsylvania Street Ste 710 Indianapolis, IN 46204 Attn: Mike Sibbing Fax: 317-644-8342

Any notice provided for in this agreement shall be deemed delivered when (i) personally delivered to the addresses set forth above, in which case they shall be deemed delivered on the date of delivery, (ii) sent by certified mail, return receipt requested, in which case they shall be deemed delivered on the date shown on the receipt unless delivery is refused or delayed by the addressee in which event they shall be deemed delivered on the date deposited in the United States Mail, (iii) sent by national overnight courier, in which case they shall be deemed delivered on the date of delivery unless delivery is refused or delayed

C-4

by the addressee in which event they shall be deemed delivered on the date deposited with the overnight courier, or (iv) sent by facsimile, in which case they shall be deemed delivered on the date transmitted if confirmation of successful transmission is generated by the sender’s machine by 5:00pm Eastern Time on a business day and on the following business day if confirmation of successful transmission is generated by the sender's machine on a non-business day or after 5:00pm Eastern Time.

12.	This agreement shall be governed by the laws of the State of Indiana.

13.	No modification or amendment of this agreement or changes in the terms and conditions hereof shall be effective unless in writing signed by all parties hereto.

14.	This Escrow Agreement may be executed in multiple counterparts, each of which shall constitute an original, and together shall constitute the Escrow Agreement.

15.	The parties to this escrow acknowledge that the maintenance of escrow accounts with some depository institutions may result in Escrow Holder or its affiliates being provided with bank services, accommodations or other benefits by the depository institution. Escrow Holder or its affiliates also may elect to enter into other business transactions with or obtain loans for investment or other purposes from the depository institution. All such services, accommodations and other benefits shall accrue to Escrow Holder or its affiliates, and Escrow Holder or its affiliates shall have no obligation to account to the parties to the escrow for the value of such services, accommodations or other benefits.

Interest earned is dependent upon the amount of the deposit, the time of deposit and the prevailing interest rate at the time.

Chicago Title Insurance Company is not responsible for levies by taxing authorities based upon taxpayer identification number used to establish the interest bearing account.

[SIGNATURE PAGE FOLLOWS]

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In WITNESS WHEREOF, the parties have executed this Earnest Money Escrow Agreement as of the date appearing on page one.

Eli Lilly and Company,

an Indiana corporation

By:

Stephen L. Van Soelen,

Director – Strategic Real Estate & Facilities Planning

AR Capital, LLC,

a Delaware limited liability company

By:__________________________________

Name:_______________________________

Its:__________________________________

Chicago Title Insurance Company

By:__________________________________

Name:_______________________________

Its:__________________________________

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EXHIBIT D

ROLLS-ROYCE CORPORATION ESTOPPEL CERTIFICATE

TO:	AR Capital, LLC and ARC RRINSIN001, LLC

405 Park Avenue, 15th Floor

New York, NY 10022

Re:	Rolls-Royce Meridian Center – Downtown Indianapolis (“Property”)

Gentlemen:

The following certifications are made with the knowledge that AR Capital, LLC and ARC RRINSIN001, LLC ("Purchaser") and its affiliates, any lender of Purchaser or its affiliates, and their respective successors and assigns, are relying on them, and shall inure to the benefit of such parties, in connection with the purchase and sale of the Property.

The undersigned ("Tenant"), being the Tenant under the leases referred to in Paragraph 1 below, covering certain premises ("Leased Premises") at the Property, hereby certifies to the addressees that the following statements are true, correct and complete as of the date hereof:

1. Tenant is the tenant under that certain Sublease Agreement dated March 1, 2011 with Eli Lilly and Company ("Landlord"), as amended by that certain Letter Agreement, dated March 1, 2011, as further amended by that certain First Amendment to Sublease, dated March 11, 2013 (the "Sublease"). Tenant is also the tenant under that certain Lease Agreement, dated March 1, 2011, with Landlord, as amended by that certain First Amendment to Lease, dated March 11, 2013 (the "Lease" and, together with the Sublease, the "Leases"). The Sublease and the Lease are in full force and effect and have not been modified except as provided in this Paragraph 1.

2. Tenant has accepted and is presently occupying the Leased Premises, including the Fitness Center Parcel (as defined in the Sublease) as of January 1, 2013. The Leases have not been assigned or encumbered by Tenant and no sublease, concession agreement or license covering the Leased Premises, or any portion of the Leased Premises, has been entered into by Tenant.

3. The Leases commenced on March 11, 2011 and will expire on December 13, 2022. There are no extension or expansion options under the Leases except for the Tenant’s two 5-year extension options. Basic Rent in the annual amount of $5,548,144.56 for calendar year 2013 is payable in monthly installments of $462,345.38 under the Leases. Tenant has paid all Base Rent and Additional Rent through April 30, 2013.

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4. To Tenant’s knowledge, neither Landlord nor Tenant is in default under the Leases.

5. Tenant has no defenses, setoffs, deductions, credits, or counterclaims against Landlord under the Leases.

6. All “Landlord Offset Payments” (as set forth in Section 19.1 of the Sublease) due to Tenant have been paid in full. The “Tenant Improvement Allowance” (set forth in Section 19.2 of the Sublease) in the amount of $4,008,775 has been paid in full and Landlord is not responsible for completing any tenant improvements or alterations under the Leases, except as may be set forth in Section 9.5 of the Sublease and Section 9.5 of the Lease. The present balance of the “Capital Repair Fund” (as defined in Section 9.6 of the Sublease) is $885,000.

7. There are no pending nor, to Tenant's best knowledge, threatened, actions, voluntary or involuntary, against Tenant under federal or state bankruptcy or insolvency laws.

EXECUTED as of the ___ day of April, 2013.

TENANT: ROLLS-ROYCE CORPORATION, a Delaware corporation

By:

Name:

Title:

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EXHIBIT E

FORM OF DEED

LIMITED WARRANTY DEED

THIS INDENTURE WITNESSETH that ELI LILLY AND COMPANY, an Indiana corporation ("Grantor"), for and in consideration of TEN AND 00/100 DOLLARS and other good and valuable consideration, CONVEYS and TRANSFERS to __________ ("Grantee"), that certain real estate located in Marion County, Indiana and more particularly described in Exhibit A (the “Real Estate”).

The preceding conveyance and transfer is made subject to (1) all real estate taxes and assessments due and payable after the date hereof, which Grantee by its acceptance hereof agrees to pay, (2) all easements, covenants, conditions, restrictions and other matters of record, (3) all unrecorded leases, and (4) all matters that would be disclosed by a diligent inspection and/or an accurate survey of the Real Estate. Except for the preceding matters, Grantor covenants with Grantee to warrant and defend title to the Real Estate against the lawful claims of all persons claiming by, through or under Grantor, but against none other.

[SIGNATURE ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, Grantor has executed this Limited Warranty Deed on the date of notarization below to be effective as of the ___ day of __________ 2013.

GRANTOR:

ELI LILLY AND COMPANY,
an Indiana corporation

By:

Name:

Title:

STATE OF                     )

                          )  SS:

COUNTY OF                  )

Before me, a Notary Public in and for said County and State, personally appeared _______________________, _______________ of Eli Lilly and Company, who acknowledged the execution of the foregoing Limited Warranty Deed on behalf of said corporation.

Witness my hand and Notarial Seal this ___ day of __________, 2013.

(signature)

(printed name)                    Notary Public

My Commission Expires:	County of Residence:

Send future real estate tax bills to

and Grantee's mailing address is:

I affirm under the penalties of perjury, that I have taken reasonable care to redact each Social Security Number in this document, unless required by law. Matthew G. DeLaruelle

This instrument prepared by: Matthew G. DeLaruelle, ICE MILLER LLP, One American Square, Suite 2900, Indianapolis, IN 46282.

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EXHIBIT A

TO

LIMITED WARRANTY DEED

LEGAL DESCRIPTION

(Faris I Building)

Lots 10, 11, 12 and part of Lots 8, 9, 13, 14, 15 and 16 of Russell's Heirs Subdivision of Out Lot 26 of the Donation Lands of the City of Indianapolis, as per plat thereof, recorded in Plat Book 2, page 24 in the Office of the Recorder of Marion County, Indiana; also, part of the first alley West of Meridian Street, lying North of Merrill Street, as vacated per Declaratory Resolution 99-CP-13VAC and recorded as Instrument #1999-0155155 in the said Recorder's Office, all being more particularly described as follows:

Commencing at the Northeast corner of Lot 1 of Russell's Heirs Subdivision; thence along the East line thereof, also being the West right of way or Meridian Street, South 00 degrees 00 minutes 00 seconds East (basis of bearings-due North along the center line of Meridian Street) 278.66 feet to the Point of Beginning; thence continuing along the said West right of way, South 00 degrees 00 minutes 00 seconds East 121.60 feet to the Southeast corner of Lot 12 in said subdivision; thence along the South line of said Lot 12 and the extension thereof, also being the North right of way of Merrill Street, North 89 degrees 44 minutes 45 seconds West 277.54 feet; thence North 00 degrees 00 minutes 00 seconds East 106.74 feet; thence North 90 degrees 00 minutes 00 seconds East 81.20 feet; thence North 00 degrees 00 minutes 00 seconds East 14.50 feet; thence South 89 degrees 44 minutes 45 seconds East 60.44 feet; thence North 00 degrees 15 minutes 15 seconds East 12.86 feet; thence South 89 degrees 44 minutes 45 seconds East 20.24 feet; thence South 00 degrees 15 minutes 15 seconds West 12.86 feet; thence South 89 degrees 44 minutes 45 seconds East 115.66 feet to the point of beginning.

(Faris I Access Parcel)

Part of Lots 1 through 9 inclusive of Russell's Heirs Subdivision of Out Lot 26 of the Donation Lands of the City of Indianapolis, as per plat thereof, recorded in Plat Book 2, page 24 in the Office of the Recorder of Marion County, Indiana; also, part of vacated Warsaw Street lying between Lots 6 and 7 of said Russell's Heirs Subdivision, vacated per Declaratory Resolution No. D 66-27 and recorded as Instrument #66-62087 in the said Recorder's Office; also, part of the alley lying West of and adjacent to Lot 7 of said Russell's Heirs Subdivision, as vacated per Declaratory Resolution 99-CP-13VAC and recorded as Instrument #1999-0155155 in the said Recorder's Office, all being more particularly described as follows:

Commencing at the Northeast corner of Lot 1 of said Russell's Heirs Subdivision; thence along the East line thereof, also being the West right of way of Meridian Street, South 00 degrees 00 minutes 00 seconds East (basis of bearings - due North along the center line of Meridian Street) 15.00 feet to the Point of Beginning; thence continuing along the said West right of way, South 00 degrees 00 minutes 00 seconds East 263.66 feet; thence North 89 degrees 44 minutes 45 seconds West 115.66 feet; thence North 00 degrees 15 minutes 15 seconds East 12.86 feet; thence North 89 degrees 44 minutes 45 seconds West 20.24 feet; thence South 00 degrees 15 minutes 15 seconds West 12.86 feet; thence North 89 degrees 44 minutes 45 seconds West 57.44 feet; thence North 07 degrees 45

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minutes 00 seconds East 59.28 feet; thence North 90 degrees 00 minutes 00 seconds East 41.60 feet; thence North 08 degrees 00 minutes 00 seconds East 130.50 feet; thence North 90 degrees 00 minutes 00 seconds East 13.20 feet; thence North 00 degrees 00 minutes 00 seconds East 75.13 feet to a point which bears North 89 degrees 51 minutes 00 seconds West 112.38 feet from the point of beginning; thence South 89 degrees 51 minutes 00 seconds East 112.38 feet to the point of beginning.

(Faris II Building)

Part of Lots 8 through 16, inclusive, Lots 17 through 20, inclusive, and part of Lots 21 and 22 in Seidensticker's Subdivision of the East Half of Out Lot No. 15 of the Donation Lands of the City of Indianapolis, as per plat thereof, recorded in Plat Book 2, page 93 in the Office of the Recorder of Marion County, Indiana; also a strip of ground 10 feet wide by parallel lines lying East of and adjacent to the East side of Lots 17 through 20 and that part of Lot 21 in said Seidensticker's Subdivision; also, a part of Mechanic Street vacated per Declaratory Resolution No. 99-CP-13 VAC recorded as Instrument No. 1999-0155155, all being more particularly described as follows:

Commencing at the Southeast corner of Lot 16 in said subdivision; thence along the South line of said Lot 16, also being the North right of way of Henry Street, North 89 degrees 51 minutes 00 seconds West (basis of bearings-due North along the center line of Meridian Street) 102.50 feet to the Point of Beginning; thence North 00 degrees 00 minutes 00 seconds East 18.95 feet; thence North 90 degrees 00 minutes 00 seconds East 14.50 feet; thence North 00 degrees 00 minutes 00 seconds East 28.42 feet; thence North 90 degrees 00 minutes 00 seconds West 14.50 feet; thence North 00 degrees 00 minutes 00 seconds West 33.41 feet; thence North 90 degrees 00 minutes 00 seconds West 7.54 feet; thence North 07 degrees 59 minutes 24 seconds East 145.24 feet; thence North 90 degrees 00 minutes 00 seconds West 113.00 feet; thence North 00 degrees 00 minutes 00 seconds West 52.00 feet; thence North 90 degrees 00 minutes 00 seconds West 36.38 feet to the West line of Lot 22 in said subdivision; thence along the West line of Lots 22 through 17 in said subdivision, thence South 00 degrees 06 minutes 53 seconds East 276.25 feet to the Southwest corner of said Lot 17; thence along the South line of said Lot 17 and the extension thereof, also being the North right of way of Henry Street, South 89 degrees 51 minutes 00 seconds East 136.18 feet to the point of beginning.

(Faris II Access Parcel)

Lots 1 through 7, Lots 23 and 24, part of Lots 8 through 16, and part of Lots 21 and 22, all in Seidensticker's Subdivision of the East Half of Out Lot No. 15 of the Donation Lands of the City of Indianapolis, as per plat thereof, recorded in Plat Book 2, page 93 in the Office of the Recorder of Marion County, Indiana; also, a strip of ground 10 feet wide by parallel lines lying East of and adjacent to the East side of Lots 22 through 24 and that part of Lot 21 in said Seidensticker's Subdivision; also, part of Mechanic Street vacated per Declaratory Resolution No. 99-CP-13 VAC recorded as Instrument #99-0155155, all being more particularly described as follows:

Beginning at the Northeast corner of Lot 1 in said Seidensticker's Subdivision; thence along the East line thereof, also being the West right of way of Meridian Street, South 00 degrees 00 minutes 00 seconds East (basis of bearings - due North along the center line of Meridian Street) 400.00 feet (plat) 400.21 feet (measured) to the Southeast corner of Lot

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16 in said subdivision; thence along the South line of said Lot 16, also being the North right of way of Henry Street, North 89 degrees 51 minutes 00 seconds West 102.50 feet; thence North 00 degrees 00 minutes 00 seconds East 18.95 feet; thence North 90 degrees 00 minutes 00 seconds East 14.50 feet; thence North 00 degrees 00 minutes 00 seconds East 28.42 feet; thence North 90 degrees 00 minutes 00 seconds West 14.50 feet; thence North 00 degrees 00 minutes 00 seconds West 33.41 feet; thence North 90 degrees 00 minutes 00 seconds West 7.54 feet; thence North 07 degrees 59 minutes 24 seconds East 142.24 feet; thence North 90 degrees 00 minutes 00 seconds West 113.00 feet; thence North 00 degrees 00 minutes 00 seconds West 52.00 feet; thence North 90 degrees 00 minutes 00 seconds West 36.38 feet to the West line of Lot 22 in said subdivision; thence along the West line of Lots 22 through 24 in said subdivision, North 00 degrees 06 minutes 53 seconds West 123.56 feet to the Northwest corner of said Lot 24, which lies on the South right of way line of South Street; thence along said right of way South 89 degrees 56 minutes 46 seconds East 240.00 feet (plat) 239.47 feet (measured) to the point of beginning.

EXCEPTING THEREFROM:

Part of that 1.431 acre tract of land described as “Parcel 4” in the Special Warranty Deed from Kite Henry, LLC to Eli Lilly and Company recorded as Instrument Number 2002-0251905 in the Office of the Marion County Recorder being described as follows:

Beginning at the northeast corner of Lot 1 in Seidensticker’s Subdivision per plat thereof recorded in Plat Book 2, Page 93; thence South 00 degrees 00 minutes 00 seconds East (basis of bearings is centerline of Meridian Street = North 00 degrees 00 minutes 00 seconds East) along the west right of way line of Meridian Street a distance of 175.33 feet; thence North 90 degrees 00 minutes 00 seconds West a distance of 89.85 feet to a westerly corner of the tract of land described as Parcel 4 in Instrument number 2002-251905; thence the following five courses along the westerly and north lines of said tract:

1. North 90 degrees 00 minutes 00 seconds West a distance of 113.00 feet;

2. thence North 00 degrees 00 minutes 00 seconds East a distance of 52.00 feet;

3. thence North 90 degrees 00 minutes 00 seconds West a distance of 36.38 feet;

4. thence North 00 degrees 06 minutes 53 seconds West a distance of 123.56 feet;

5. thence South 89 degrees 56 minutes 46 seconds East a distance of 239.47 feet (240.00 feet, plat) to the Point of Beginning.

(Parking Garage and Cafeteria/Conference Building)

Part of Lots 1 through 8, part of Lots 13 through 16, all of Lots 17 through 23, inclusive, and part of Lot 24 of Russell's Heirs Subdivision of Out Lot 26 of the Donation Lands of the City of Indianapolis, as per plat thereof, recorded in Plat Book 2, page 24 in the Office of the Recorder of Marion County, Indiana; also, part of the alleys and/or street heretofore vacated lying within the block bounded by Meridian Street, Merrill Street, Illinois Street, and Henry Street; also, part of Out Lot 26 of the Donation Lands of the City of Indianapolis, more particularly described as a parcel of ground 192 feet in length from North to South by 60 feet in width from East to West, lying West of and adjoining the

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alley running along the West side of Lots 1 to 6 and East of and adjoining the alley running along the East side of said Lots 19 to 24, all being more particularly described as follows:

Commencing at the Northeast corner of Lot 1 of said Russell's Heirs Subdivision; thence along the East line thereof, also being the West right of way of Meridian Street, South 00 degrees 00 minutes 00 seconds East (basis of bearings-due North along the center line of Meridian Street) 15.00 feet; thence North 89 degrees 51 minutes 00 seconds West 112.38 feet to the Point of Beginning; thence South 00 degrees 0 minutes 00 seconds West 75.13 feet; thence South 90 degrees 00 minutes 00 seconds West 13.20 feet; thence South 08 degrees 00 minutes 00 seconds West 130.50 feet; thence South 90 degrees 00 minutes 00 seconds West 41.60 feet; thence South 07 degrees 45 minutes 00 seconds West 59.28 feet; thence North 89 degrees 44 minutes 45 seconds West 3.00 feet; thence South 00 degrees 00 minutes 00 seconds West 14.50 feet; thence South 90 degrees 00 minutes 00 seconds West 81.20 feet; thence South 00 degrees 00 minutes 00 seconds West 106.74 feet to the South line of Lot 13 in said subdivision; thence along the South line of said Lot 13, also being the North right of way of Merrill Street, North 89 degrees 44 minutes 45 seconds West 138.53 feet to the Southwest corner of said Lot 13; thence along the West line of said Lots 13 through 24, also being the East right of way of Illinois Street, North 00 degrees 12 minutes 15 seconds West 384.51 feet to a point which bears North 89 degrees 51 minutes 00 seconds West 305.05 feet from the point of beginning; thence South 89 degrees 51 minutes 00 seconds East 305.05 feet to the point of beginning.

(Fitness Center and Surrounding Parking)

A portion of Out Lot 25 in the City of Indianapolis, lying north of Merrill Street, east of Meridian Street and west of Madison Avenue and Union Street, and all of vacated Merrill Street (vacated in Instrument number 99-156437), and a portion of Lots 1, 2, 3, 4, and 5, and all of Lots 6, 8, 9, 10, 11, 12, 13, 14, 15, 16, and 17 and the included vacated alleys, the vacated portion of Norwood Street and a portion of Union Street in McCarty Heirs’ Subdivision of Out Lots 113 and a part of Lots 1, 2, 3, and 4 in McCarty Heirs’ Subdivision of Out Lots 114 in the Donation Lands of the City of Indianapolis, as per plat thereof, recorded in Plat Book 2, page 54, in the Office of the Recorder of Marion County, Indiana; and also a portion of Lot 20 and all of Lots 21, 22, 23, and 24 in Edwin Ray’s Partition of Out Lot 115 of the Donation Land of the City of Indianapolis, as per plat thereof recorded in Town Lot Record 17, pages 470 and 471 in said Recorder’s office described as follows:

BEGINNING at the intersection of the east right-of-way line of Meridian Street and the north right-of-way line of Merrill Street; thence North 00 degrees 07 minutes 56 seconds East 410.17 feet along the east right-of-way line of said Meridian Street; thence South 89 degrees 51 minutes 29 seconds East 76.07 feet to southwest right-of-way line of Madison Avenue; thence South 19 degrees 57 minutes 19 seconds East 320.88 feet along said southwest right-of-way line to the intersection of said southwest right-of-way line with the west right-of-way line of Union Street; thence South 00 degrees 00 minutes 00 seconds East 108.83 feet along said west right-of-way line to the northeast corner of said vacated Merrill Street (Instrument number 99-156437); thence South 00 degrees 00 minutes 00 seconds East 40.00 feet to the southeast corner of said vacated Merrill Street; thence South 00 degrees 00 minutes 00 seconds East 20.00 feet along the west right-of-way line of said Union Street; thence South 89 degrees 51 minutes 29 seconds East 58.52 feet to the west right-of-way line of the proposed re-alignment of Madison Avenue;

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thence along said proposed west right-of-way line, Southerly 149.80 feet along an arc to the right and having a radius of 556.00 feet and subtended by a long chord having a bearing of South 07 degrees 32 minutes 52 seconds East and a length of 149.35 feet; thence South 00 degrees 00 minutes 00 seconds East 431.88 feet along said proposed right-of-way, parallel with the centerline of vacated Union Street, to the north line of the Lilly Day Care Center Parcel as shown on the certain Land Title Survey prepared by Paul I. Cripe, Inc. under Project No. 98438-30000, dated May 16, 1999; thence North 89 degrees 38 minutes 53 seconds West 238.90 feet along said north line to the east line of an alley; thence North 07 degrees 01 minute 04 seconds East 160.01 feet along said east line to the northwest corner of said Lot 24 of Edwin Ray’s Partition of Out Lot 115; thence South 89 degrees 38 minutes 53 seconds East 11.87 feet along the north line of said Lot 24; thence North 00 degrees 21 minutes 07 seconds East 40.00 feet to the southwest corner of said Lot 6 in McCarty Heirs’ Subdivision of Out Lot 113; thence North 00 degrees 00 minutes 00 seconds East 45.50 feet along the west line of said Lot 6 to the northwest corner of said Lot 6; thence North 89 degrees 38 minutes 53 seconds West 142.41 feet along the south line of said Lot 8 in McCarty Heirs’ Subdivision of Out Lot 113 to the southeast right-of-way line of Meridian Street; thence North 13 degrees 49 minutes 07 seconds East 364.50 feet to the southwest corner of said vacated Merrill Street (Instrument number 99-156437); thence North 03 degrees 00 minutes 12 seconds West 40.06 feet to the northwest corner of said vacated Merrill Street and the POINT OF BEGINNING and containing 5.222 acres, more or less. The bearings in this description are based upon the centerline of vacated Union Street having a bearing of South 00 degrees 00 minutes 00 seconds East.

EXCEPTING THEREFROM:

A portion of Out Lot 25 in the City of Indianapolis, lying north of Merrill Street, east of Meridian Street and west of Madison Avenue and Union Street, and all of vacated Merrill Street (vacated in Instrument number 99-156437), and a portion of Lots 14, 15, 16, and 17 and the included vacated alleys in McCarty Heirs' Subdivision of Out Lots 113 in the Donation Lands of the City of Indianapolis, as per plat thereof, recorded in Plat Book 2, page 54, in the Office of the Recorder of Marion County, Indiana described as follows:

BEGINNING at the intersection of the east right-of-way line of Meridian Street and the north right-of-way line of Merrill Street; thence North 00 degrees 07 minutes 56 seconds East 410.17 feet along the east right-of-way line of said Meridian Street; thence South 89 degrees 51 minutes 29 seconds East 76.07 feet to southwest right-of-way line of Madison Avenue; thence South 19 degrees 57 minutes 19 seconds East 320.88 feet along said southwest right-of-way line to the intersection of said southwest right-of-way line with the west right-of-way line of Union Street; thence South 00 degrees 00 minutes 00 seconds East 108.83 feet along said west right-of-way line to the northeast comer of said vacated Merrill Street (Instrument number 99-156437); thence South 00 degrees 00 minutes 00 seconds East 40.00 feet to the southeast corner of said vacated Merrill Street; thence South 00 degrees 00 minutes 00 seconds East 12.36 feet along the west right-of-way line of said Union Street; thence South 89 degrees 46 minutes 40 seconds West 100.67 feet; thence South 00 degrees 27 minutes 40 seconds West 33.53 feet; thence North 88 degrees 56 minutes 26 seconds West 16.35 feet; thence South 00 degrees 49 minutes 49 seconds East 146.66 feet to the face of curb on the north side of the Lilly Recreational Center; thence North 89 degrees 50 minutes 51 seconds West along said face of curb a distance of 80.97 feet to the east end of a brick retaining wall; thence North 01 degrees 17 minutes 51 seconds East along the east face of said brick retaining wall a

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distance of 1.32 feet; thence North 89 degrees 32 minutes 14 seconds West along the north face of said brick retaining wall a distance of 35.37 feet to the southeast right-of-way line of Meridian Street; thence North 13 degrees 49 minutes 07 seconds East 196.95 feet to the southwest corner of said vacated Merrill Street (Instrument number 99-156437); thence North 03 degrees 00 minutes 12 seconds West 40.06 feet to the northwest corner of said vacated Merrill Street and the POINT OF BEGINNING. The bearings in this description are based upon the centerline of vacated Union Street having a bearing of South 00 degrees 00 minutes 00 seconds East.

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EXHIBIT F

BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS, that ELI LILLY AND COMPANY, an Indiana corporation ("Seller"), in consideration of Ten and 00/00 Dollars ($10.00), the receipt and sufficiency of which are hereby acknowledged, does hereby sell, assign, transfer, quit claim and set over unto __________________________________ ("Purchaser"), all items of décor, furniture, equipment and other personal property owned by Seller and located on the real estate legally described on Exhibit A attached hereto on the date hereof (the "Personal Property").

TO HAVE AND TO HOLD the Personal Property unto Purchaser and Purchaser's legal representatives, successors and assigns forever.

This Bill of Sale is delivered pursuant to that certain Agreement of Purchase and Sale dated __________ ___, 2013 between Assignor, as seller, and Select Income REIT, as purchaser, as assigned to Assignee [and as amended by — Add Description of Amendments, if any] (the "Purchase Agreement"), and is subject to all of the terms and conditions thereof, including without limitation Section 7 thereof.

Seller represents and warrants to Purchaser that the Personal Property is free of any liens or encumbrances in favor of anyone claiming by, through or under Seller other than (i) matters of record, and (ii) the rights of tenants pursuant to the Leases (as defined in the Purchase Agreement).

THE PERSONAL PROPERTY SOLD HEREUNDER IS SOLD IN ITS "AS IS", "WHERE IS" CONDITION WITHOUT ANY REPRESENTATION OR WARRANTY BY SELLER EXCEPT AS EXPRESSLY SET FORTH ABOVE AND SELLER HEREBY EXPRESSLY DISCLAIMS ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.

IN WITNESS WHEREOF, Seller has executed this Bill of Sale as of the _____ day of ________________, 2013.

SELLER: ELI LILLY AND COMPANY, an Indiana corporation
By:

Name:

Title:

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EXHIBIT G

ASSIGNMENT AND ASSUMPTION OF LEASES

FOR AND IN CONSIDERATION of the sum of Ten Dollars ($10.00) and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Eli Lilly and Company, an Indiana corporation ("Assignor"), hereby sells, transfers, assigns, delegates and sets over unto _________________________________("Assignee"), its legal representatives, successors and assigns, all of Assignor's rights, title, interests, duties, obligations and liabilities in, to and under those certain leases and other leasing agreements referred to on Exhibit A attached hereto (the "Leases"). Notwithstanding the foregoing, Assignor shall retain its rights as Landlord under that certain Sublease Agreement, dated March 1, 2011, by and between Assignor and Rolls-Royce Corporation, as Tenant, as amended by that certain First Amendment to Sublease Agreement, dated March 11, 2013 with respect to the obligations of Tenant accruing prior to said First Amendment and relating to the property removed by said First Amendment, which obligations survive pursuant to Section 3 of said First Amendment, and such rights are not assigned to Assignee.

Assignee does hereby accept the foregoing assignment of the Leases, and does hereby assume and agree to perform, fulfill and observe all of the duties, obligations and liabilities to be performed, fulfilled or observed by the landlord/lessor/owner under the Leases, as if Assignee was the original landlord under the Leases.

This Assignment and Assumption of Leases is delivered pursuant to that certain Agreement of Purchase and Sale dated __________ ___, 2013 between Assignor, as seller, and __________, as purchaser, as assigned to Assignee [and as amended by — Add Description of Amendments, if any], and is subject to all of the terms and conditions thereof, including without limitation Section 7 thereof.

This Assignment and Assumption of Leases shall be binding on and shall inure to the benefit of Assignor and Assignee and their respective legal representatives, heirs, successors and assigns.

This Assignment and Assumption of Leases may be executed in counterparts, and as so executed shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Assumption of Leases as of the ____ day of ___________, 2013.

[SIGNATURE PAGE FOLLOWS]

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SIGNATURE PAGE

TO

ASSIGNMENT AND ASSUMPTION OF LEASES

ASSIGNOR: ELI LILLY AND COMPANY, an Indiana corporation
By:
Name:
Title:

ASSIGNEE:
By:

Its:

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EXHIBIT H

ASSIGNMENT AND ASSUMPTION OF PERMITS AND WARRANTIES

FOR AND IN CONSIDERATION of the sum of Ten Dollars ($10.00) and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ELI LILLY AND COMPANY, an Indiana corporation ("Assignor"), hereby sells, transfers, assigns, delegates and sets over unto _________________ ("Assignee"), its legal representatives, successors and assigns, without recourse or warranty whatsoever, to the extent assignable without the consent of third parties, all of Assignor’s rights, title, interests, duties, obligations and liabilities under or with respect to the "Permits" and the "Warranties", as such terms are defined in that certain Agreement of Purchase and Sale dated __________ ___, 2013 between Assignor, as seller, and Select Income REIT, as purchaser, as assigned to Assignee [and as amended by — Add Description of Amendments, if any] (the "Purchase Agreement").

Assignee does hereby accept the foregoing assignment of the Permits and the Warranties and does hereby assume and agree to perform, fulfill and observe all of the duties, obligations and liabilities to be performed, fulfilled or observed by the owner of the Property (as defined in the Purchase Agreement) under or with respect to the Permits and the Warranties as if Assignee was the original named party under the Permits and the Warranties.

This Assignment and Assumption of Permits and Warranties is delivered subject to all of the terms and conditions of the Purchase Agreement, including without limitation Section 7 thereof.

This Assignment and Assumption of Permits and Warranties shall be binding on and shall inure to the benefit of Assignor and Assignee and their respective legal representatives, heirs, successors and assigns.

This Assignment and Assumption of Permits and Warranties may be executed in counterparts, and as so executed shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Assumption of Permits and Warranties as of the ____ day of ____________, 2013.

ASSIGNOR: ELI LILLY AND COMPANY, an Indiana corporation
By:
Name:
Title:
ASSIGNEE:
By:

Its:

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EXHIBIT I

Form of Notice to Tenants regarding Transfer of Property

____________, 2013

VIA FEDERAL EXPRESS

[Tenant]

Re: [NAME OF PROPERTY]

Dear [Tenant]:

You are hereby advised that the above-referenced property in which you are a tenant was sold by Eli Lilly and Company ("Seller") to ______________ ("New Owner") and your lease was assigned and transferred effective as the date of this letter to New Owner, whose address is set forth below. Your security deposit, if any, has been transferred to New Owner. [FOR ROLLS-ROYCE NOTICE: The Capital Repair Fund (as defined in the Sublease) in the amount of $________________________, has been transferred to New Owner.] The above referenced property will be managed by [MANAGEMENT COMPANY] and all checks for rent and other charges should be made payable to New Owner and forwarded to:

In accordance with the terms of your lease, copies of all future notices to landlord should be sent to:

[PURCHASER]

If you have any questions or need any additional information, please feel free to contact __________ at [Telephone Number].

Sincerely,

SELLER: ELI LILLY AND COMPANY, an Indiana corporation
By:
Name:
Title:
NEW OWNER:
By:

Its:

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EXHIBIT J

PARTIAL ASSIGNMENT OF PARKING AGREEMENT

This PARTIAL ASSIGNMENT OF PARKING AGREEMENT (this "Agreement") is made and entered into as of the ___ day of __________, 2013 ("Effective Date"), by and between ELI LILLY AND COMPANY, an Indiana corporation ("Assignor"), and __________, a __________ ("Assignee").

RECITALS

A. Assignor entered into that certain Parking Agreement, dated March 1, 2011 (the "Parking Agreement"), by and among the City of Indianapolis Department of Metropolitan Development, on behalf of the Metropolitan Development Commission of Marion County, Indiana, acting as the redevelopment commission of the City of Indianapolis, Indiana, under Indiana Code §36-7-15.1, for and on behalf of the redevelopment district referred to in Indiana Code §36-3-1-6(c)(3) ("DMD"), Assignor and Rolls-Royce Corporation, a Delaware corporation ("Rolls-Royce"); and

B. Contemporaneously herewith, Assignor is selling to Assignee a portion of the Faris Property (this and all other capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Parking Agreement) consisting of (i) the Faris II Building, (ii) the Cafeteria-Conference Building and Parking Garage, (iii) the Faris I Building, (iv) the Fitness Center, (v) the South Parking Lot, all as depicted on Exhibit A to the Parking Agreement and Exhibit A attached hereto, and (vi) that portion of the North Parking Lot depicted on Exhibit A to the Parking Agreement that is shown as the North Parking Lot on Exhibit A attached hereto (collectively, the "Transferred Property").

C. Contemporaneously herewith, Assignor is assigning all of its right, title and interest in and to the Faris Property Lease, as amended, to Assignee.

D. Assignor is retaining ownership of that portion of the Faris Property consisting of (i) the Brougher Premises and the Pennsylvania Parking Lot depicted on Exhibit A of the Parking Agreement, and (ii) that portion of the North Parking Lot depicted on Exhibit A to the Parking Agreement that is shown as the Brougher Parking Lot on Exhibit A attached hereto (collectively, the "Retained Property").

E. Assignor desires to assign its rights and obligations under the Parking Agreement with respect to the Transferred Property to Assignee and Assignee desires to assume said rights and obligations pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

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1. Assignment. Assignor hereby transfers, conveys and assigns to Assignee all of Assignor's rights, duties, obligations and liabilities with respect to the Transferred Property under the Parking Agreement.

2. Assumption. Assignee does hereby accept the foregoing assignment and does hereby assume and agree to perform, fulfill and observe all of the duties, obligations and liabilities to be performed, fulfilled or observed by Assignor under the Parking Agreement with respect to the Transferred Property on or after the Effective Date.

3. Acknowledgement. For the benefit of Rolls-Royce and DMD, (i) Assignee hereby acknowledges its obligations as successor landlord under the Faris Property Lease and hereby acknowledges the continuing rights of DMD with respect to the Faris Parking Facilities located on the Transferred Property; and (ii) Assignor hereby acknowledges the continuing rights of DMD with respect to the Faris Parking Facilities located on the Retained Property.

4. Indemnification. Assignee shall indemnify, defend and hold Assignor harmless from and against any and all liability, cost and expense, including, without limitation, reasonable attorneys' fees, arising out of or in connection with the duties, obligations and liabilities to be performed, fulfilled or observed by "Lilly" with respect to the Transferred Property under the Parking Agreement on or after the Effective Date. Assignor shall indemnify, defend and hold Assignee harmless from and against any and all liability, cost and expense, including without limitation reasonable attorneys' fees, arising out of or in connection with the duties, obligations or liabilities to be performed, fulfilled or observed by "Lilly" under the Parking Agreement (a) prior to the Effective Date, and (b) with respect to the Retained Property, on or after the Effective Date.

5. Successors and Assigns. This Assignment and Assumption of Leases shall be binding on and shall inure to the benefit of Assignor and Assignee and their respective legal representatives, heirs, successors and assigns.

6. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one instrument.

[Signatures on the Following Page]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the Effective Date.

 "ASSIGNOR"

 ELI LILLY AND COMPANY, an Indiana corporation

By:

Name:

Title:

 "ASSIGNEE"

 ____________________, a __________

By:

Name:

Title:
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CONSENT

TO

PARTIAL ASSIGNMENT OF PARKING AGREEMENT

DMD and Rolls-Royce hereby consent to the foregoing Partial Assignment of Parking Agreement and agree as follows:

1. As used in Section 5 of the Parking Agreement, "Lilly" shall mean Assignee. As used in Sections 6(a) and 6(b) of the Parking Agreement, "Lilly" shall mean both Assignor and Assignee. As used in every other section of the Parking Agreement, "Lilly" shall mean Assignor and/or Assignee, as applicable.

2. DMD agrees to provide to Assignor and Assignee copies of Event Schedules pursuant to Section 5(b)(i) and 5(b)(ii) of the Parking Agreement and notices given to Rolls-Royce under clause (A) of the second sentence of Section 5(b)(iii) of the Parking Agreement; provided that Assignor’s and Assignee’s sole remedy for a breach of this Section by DMD shall be specific performance.

3. Assignor may assign all of its rights and obligations under the Parking Agreement with respect to all or any portion of the Retained Property (the “Retained Property Portion”) to a party that: (i) purchases such Retained Property Portion; and (ii) provides to DMD and Rolls-Royce a written acknowledgment of the continuing rights of DMD hereunder with respect to such Retained Property Portion.

4. Assignee may assign all of its rights and obligations under the Parking Agreement to a party that: (i) purchases the Transferred Property; (ii) acknowledges its obligations as successor landlord under the Faris Property Lease; and (iii) provides to DMD and Rolls-Royce a written acknowledgment of the continuing rights of DMD hereunder with respect to the Transferred Property.

5. Assignee's address for notices under the Parking Agreement is:

405 Park Avenue, 15th Floor

New York, NY 10022

Attn:

With a copy to:

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, DMD and Rolls-Royce have caused the foregoing Consent to Partial Assignment of Parking Agreement to be duly executed as of the date first written above.

CITY OF INDIANAPOLIS DEPARTMENT OF METROPOLITAN DEVELOPMENT, on behalf of the Metropolitan Development Commission of Marion County, Indiana, acting as the redevelopment commission of the City of Indianapolis, Indiana, under Indiana Code §36-7-15.1, for and on behalf of the redevelopment district referred to in Indiana Code §36-3-1-6(c)(3)

By:

Printed:

Title:

ROLLS-ROYCE CORPORATION

By:

Printed:

Title:
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Exhibit A

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EXHIBIT K

PARTIAL ASSIGNMENT OF CITY MAINTENANCE AGREEMENT

PARTIAL ASSIGNMENT OF AGREEMENT

This PARTIAL ASSIGNMENT OF AGREEMENT (this "Assignment") is made and entered into as of the ___ day of December, 2013 ("Effective Date"), by and between ELI LILLY AND COMPANY, an Indiana corporation ("Assignor"), and __________, a __________ ("Assignee").

RECITALS

A. Assignor entered into that certain Agreement, dated October 18, 2000, with the Consolidated City of Indianapolis, Marion County, Indiana Department of Capital Asset Management (as amended by that certain First Amendment to Agreement, dated October 25, 2001, executed by Assignor and Consolidated City of Indianapolis, Marion County, Indiana, Department of Public Works, the "Agreement"); and

B. Contemporaneously herewith, Assignor is selling to Assignee certain real estate located within the Project Area (as defined in the Agreement), which real estate is legally described on Exhibit A attached hereto (collectively, the "Transferred Property").

E. In connection with the sale of the Transferred Property, Assignor desires to assign certain obligations under the Agreement to Assignee and Assignee desires to assume such obligations pursuant to the terms and conditions of this Assignment.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Assignment. Assignor hereby assigns to Assignee all of Assignor's duties, obligations and liabilities under Section 3 of the Agreement as the same relate to (i) the Transferred Property, (ii) the parcel depicted on Exhibit B attached hereto (the "Pedestrian Mall Parcel"), and (iii) any public streets and walkways adjoining the Transferred Property or the Pedestrian Mall Parcel (collectively, the "Assigned Obligations").

2. Assumption. Assignee does hereby accept the foregoing assignment and does hereby assume the Assigned Obligations.

3. Indemnification. Assignee shall indemnify, defend and hold Assignor harmless from and against any and all liability, cost and expense, including without limitation reasonable attorneys' fees, arising out of or in connection with the Assigned Obligations to be performed, fulfilled or observed by "Lilly" under the Agreement on or after the Effective Date. Assignor shall indemnify, defend and hold Assignee harmless from and against any and all liability, cost and expense, including without limitation reasonable attorneys' fees, arising out of or in

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connection with the Assigned Obligations to be performed, fulfilled or observed by "Lilly" under the Agreement prior to the Effective Date.

4. Successor and Assigns. This Assignment shall be binding on and shall inure to the benefit of Assignor and Assignee and their respective legal representatives, heirs, successors and assigns.

5. Counterparts. This Assignment may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one instrument.

[Signatures on the Following Page]

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IN WITNESS WHEREOF, the parties have caused this Assignment to be duly executed as of the Effective Date.

"ASSIGNOR"

ELI LILLY AND COMPANY, an Indiana corporation

By:

Name:

Title:

"ASSIGNEE"

____________________, a __________

By:

Name:

Title:
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Exhibit A

Legal Description of the Transferred Property

(Faris I Building)

Lots 10, 11, 12 and part of Lots 8, 9, 13, 14, 15 and 16 of Russell's Heirs Subdivision of Out Lot 26 of the Donation Lands of the City of Indianapolis, as per plat thereof, recorded in Plat Book 2, page 24 in the Office of the Recorder of Marion County, Indiana; also, part of the first alley West of Meridian Street, lying North of Merrill Street, as vacated per Declaratory Resolution 99-CP-13VAC and recorded as Instrument #1999-0155155 in the said Recorder's Office, all being more particularly described as follows:

Commencing at the Northeast corner of Lot 1 of Russell's Heirs Subdivision; thence along the East line thereof, also being the West right of way of Meridian Street, South 00 degrees 00 minutes 00 seconds East (basis of bearings - due North along the center line of Meridian Street) 278.66 feet to the Point of Beginning; thence continuing along the said West right of way, South 00 degrees 00 minutes 00 seconds East 121.60 feet to the Southeast corner of Lot 12 in said subdivision; thence along the South line of said Lot 12 and the extension thereof, also being the North right of way of Merrill Street, North 89 degrees 44 minutes 45 seconds West 277.54 feet; thence North 00 degrees 00 minutes 00 seconds East 106.74 feet; thence North 90 degrees 00 minutes 00 seconds East 81.20 feet; thence North 00 degrees 00 minutes 00 seconds East 14.50 feet; thence South 89 degrees 44 minutes 45 seconds East 60.44 feet; thence North 00 degrees 15 minutes 15 seconds East 12.86 feet; thence South 89 degrees 44 minutes 45 seconds East 20.24 feet; thence South 00 degrees 15 minutes 15 seconds West 12.86 feet; thence South 89 degrees 44 minutes 45 seconds East 115.66 feet to the point of beginning.

(Faris I Access Parcel)

Part of Lots 1 through 9 inclusive of Russell's Heirs Subdivision of Out Lot 26 of the Donation Lands of the City of Indianapolis, as per plat thereof, recorded in Plat Book 2, page 24 in the Office of the Recorder of Marion County, Indiana; also, part of vacated Warsaw Street lying between Lots 6 and 7 of said Russell's Heirs Subdivision, vacated per Declaratory Resolution No. D 66-27 and recorded as Instrument #66-62087 in the said Recorder's Office; also, part of the alley lying West of and adjacent to Lot 7 of said Russell's Heirs Subdivision, as vacated per Declaratory Resolution 99-CP-13VAC and recorded as Instrument #1999-0155155 in the said Recorder's Office, all being more particularly described as follows:

Commencing at the Northeast corner of Lot 1 of said Russell's Heirs Subdivision; thence along the East line thereof, also being the West right of way of Meridian Street, South 00 degrees 00 minutes 00 seconds East (basis of bearings - due North along the center line of Meridian Street) 15.00 feet to the Point of Beginning; thence continuing along the said West right of way, South 00 degrees 00 minutes 00 seconds East 263.66 feet; thence North 89 degrees 44 minutes 45 seconds West 115.66 feet; thence North 00 degrees 15 minutes 15 seconds East 12.86 feet; thence North 89 degrees 44 minutes 45 seconds West 20.24 feet; thence South 00 degrees 15 minutes 15 seconds West 12.86 feet; thence North 89 degrees 44 minutes 45 seconds West 57.44 feet; thence North 07 degrees 45 minutes 00 seconds East 59.28 feet; thence North 90 degrees 00 minutes 00 seconds East 41.60 feet; thence North 08 degrees 00 minutes 00 seconds East 130.50 feet; thence

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North 90 degrees 00 minutes 00 seconds East 13.20 feet; thence North 00 degrees 00 minutes 00 seconds East 75.13 feet to a point which bears North 89 degrees 51 minutes 00 seconds West 112.38 feet from the point of beginning; thence South 89 degrees 51 minutes 00 seconds East 112.38 feet to the point of beginning.

(Faris II Building)

Part of Lots 8 through 16, inclusive, Lots 17 through 20, inclusive, and part of Lots 21 and 22 in Seidensticker's Subdivision of the East Half of Out Lot No. 15 of the Donation Lands of the City of Indianapolis, as per plat thereof, recorded in Plat Book 2, page 93 in the Office of the Recorder of Marion County, Indiana; also a strip of ground 10 feet wide by parallel lines lying East of and adjacent to the East side of Lots 17 through 20 and that part of Lot 21 in said Seidensticker's Subdivision; also, a part of Mechanic Street vacated per Declaratory Resolution No. 99-CP-13 VAC recorded as Instrument No. 1999-0155155, all being more particularly described as follows:

Commencing at the Southeast corner of Lot 16 in said subdivision; thence along the South line of said Lot 16, also being the North right of way of Henry Street, North 89 degrees 51 minutes 00 seconds West (basis of bearings - due North along the center line of Meridian Street) 102.50 feet to the Point of Beginning; thence North 00 degrees 00 minutes 00 seconds East 18.95 feet; thence North 90 degrees 00 minutes 00 seconds East 14.50 feet; thence North 00 degrees 00 minutes 00 seconds East 28.42 feet; thence North 90 degrees 00 minutes 00 seconds West 14.50 feet; thence North 00 degrees 00 minutes 00 seconds West 33.41 feet; thence North 90 degrees 00 minutes 00 seconds West 7.54 feet; thence North 07 degrees 59 minutes 24 seconds East 145.24 feet; thence North 90 degrees 00 minutes 00 seconds West 113.00 feet; thence North 00 degrees 00 minutes 00 seconds West 52.00 feet; thence North 90 degrees 00 minutes 00 seconds West 36.38 feet to the West line of Lot 22 in said subdivision; thence along the West line of Lots 22 through 17 in said subdivision, thence South 00 degrees 06 minutes 53 seconds East 276.25 feet to the Southwest corner of said Lot 17; thence along the South line of said Lot 17 and the extension thereof, also being the North right of way of Henry Street, South 89 degrees 51 minutes 00 seconds East 136.18 feet to the point of beginning.

(Faris II Access Parcel)

Lots 1 through 7, Lots 23 and 24, part of Lots 8 through 16, and part of Lots 21 and 22, all in Seidensticker's Subdivision of the East Half of Out Lot No. 15 of the Donation Lands of the City of Indianapolis, as per plat thereof, recorded in Plat Book 2, page 93 in the Office of the Recorder of Marion County, Indiana; also, a strip of ground 10 feet wide by parallel lines lying East of and adjacent to the East side of Lots 22 through 24 and that part of Lot 21 in said Seidensticker's Subdivision; also, part of Mechanic Street vacated per Declaratory Resolution No. 99-CP-13 VAC recorded as Instrument #99-0155155, all being more particularly described as follows:

Beginning at the Northeast corner of Lot 1 in said Seidensticker's Subdivision; thence along the East line thereof, also being the West right of way of Meridian Street, South 00 degrees 00 minutes 00 seconds East (basis of bearings - due North along the center line of Meridian Street) 400.00 feet (plat) 400.21 feet (measured) to the Southeast corner of Lot 16 in said subdivision; thence along the South line of said Lot 16, also being the North right of way of Henry Street, North 89 degrees 51 minutes 00 seconds West 102.50 feet;

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thence North 00 degrees 00 minutes 00 seconds East 18.95 feet; thence North 90 degrees 00 minutes 00 seconds East 14.50 feet; thence North 00 degrees 00 minutes 00 seconds East 28.42 feet; thence North 90 degrees 00 minutes 00 seconds West 14.50 feet; thence North 00 degrees 00 minutes 00 seconds West 33.41 feet; thence North 90 degrees 00 minutes 00 seconds West 7.54 feet; thence North 07 degrees 59 minutes 24 seconds East 142.24 feet; thence North 90 degrees 00 minutes 00 seconds West 113.00 feet; thence North 00 degrees 00 minutes 00 seconds West 52.00 feet; thence North 90 degrees 00 minutes 00 seconds West 36.38 feet to the West line of Lot 22 in said subdivision; thence along the West line of Lots 22 through 24 in said subdivision, North 00 degrees 06 minutes 53 seconds West 123.56 feet to the Northwest corner of said Lot 24, which lies on the South right of way line of South Street; thence along said right of way South 89 degrees 56 minutes 46 seconds East 240.00 feet (plat) 239.47 feet (measured) to the point of beginning.

EXCEPTING THEREFROM:

Part of that 1.431 acre tract of land described as “Parcel 4” in the Special Warranty Deed from Kite Henry, LLC to Eli Lilly and Company recorded as Instrument Number 2002-0251905 in the Office of the Marion County Recorder being described as follows:

Beginning at the northeast corner of Lot 1 in Seidensticker’s Subdivision per plat thereof recorded in Plat Book 2, Page 93; thence South 00 degrees 00 minutes 00 seconds East (basis of bearings is centerline of Meridian Street = North 00 degrees 00 minutes 00 seconds East) along the west right of way line of Meridian Street a distance of 175.33 feet; thence North 90 degrees 00 minutes 00 seconds West a distance of 89.85 feet to a westerly corner of the tract of land described as Parcel 4 in Instrument number 2002-251905; thence the following five courses along the westerly and north lines of said tract:

1. North 90 degrees 00 minutes 00 seconds West a distance of 113.00 feet;

2. thence North 00 degrees 00 minutes 00 seconds East a distance of 52.00 feet;

3. thence North 90 degrees 00 minutes 00 seconds West a distance of 36.38 feet;

4. thence North 00 degrees 06 minutes 53 seconds West a distance of 123.56 feet;

5. thence South 89 degrees 56 minutes 46 seconds East a distance of 239.47 feet (240.00 feet, plat) to the Point of Beginning.

(Parking Garage and Cafeteria/Conference Building)

Part of Lots 1 through 8, part of Lots 13 through 16, all of Lots 17 through 23, inclusive, and part of Lot 24 of Russell's Heirs Subdivision of Out Lot 26 of the Donation Lands of the City of Indianapolis, as per plat thereof, recorded in Plat Book 2, page 24 in the Office of the Recorder of Marion County, Indiana; also, part of the alleys and/or streets heretofore vacated lying within the block bounded by Meridian Street, Merrill Street, Illinois Street, and Henry Street; also, part of Out Lot 26 of the Donation Lands of the City of Indianapolis, more particularly described as a parcel of ground 192 feet in length from North to South by 60 feet in width from East to West, lying West of and adjoining the alley running along the West side of Lots 1 to 6 and East of and adjoining the alley

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running along the East side of said Lots 19 to 24, all being more particularly described as follows:

Commencing at the Northeast corner of Lot 1 of said Russell's Heirs Subdivision; thence along the East line thereof, also being the West right of way of Meridian Street, South 00 degrees 00 minutes 00 seconds East (basis of bearings - due North along the center line of Meridian Street) 15.00 feet; thence North 89 degrees 51 minutes 00 seconds West 112.38 feet to the Point of Beginning; thence South 00 degrees 00 minutes 00 seconds West 75.13 feet; thence South 90 degrees 00 minutes 00 seconds West 13.20 feet; thence South 08 degrees 00 minutes 00 seconds West 130.50 feet; thence South 90 degrees 00 minutes 00 seconds West 41.60 feet; thence South 07 degrees 45 minutes 00 seconds West 59.28 feet; thence North 89 degrees 44 minutes 45 seconds West 3.00 feet; thence South 00 degrees 00 minutes 00 seconds West 14.50 feet; thence South 90 degrees 00 minutes 00 seconds West 81.20 feet; thence South 00 degrees 00 minutes 00 seconds West 106.74 feet to the South line of Lot 13 in said subdivision; thence along the South line of said Lot 13, also being the North right of way of Merrill Street, North 89 degrees 44 minutes 45 seconds West 138.53 feet to the Southwest corner of said Lot 13; thence along the West line of said Lots 13 through 24, also being the East right of way of Illinois Street, North 00 degrees 12 minutes 15 seconds West 384.51 feet to a point which bears North 89 degrees 51 minutes 00 seconds West 305.05 feet from the point of beginning; thence South 89 degrees 51 minutes 00 seconds East 305.05 feet to the point of beginning.

(Fitness Center and Surrounding Parking)

A portion of Out Lot 25 in the City of Indianapolis, lying north of Merrill Street, east of Meridian Street and west of Madison Avenue and Union Street, and all of vacated Merrill Street (vacated in Instrument number 99-156437), and a portion of Lots 1, 2, 3, 4, and 5, and all of Lots 6, 8, 9, 10, 11, 12, 13, 14, 15, 16, and 17 and the included vacated alleys, the vacated portion of Norwood Street and a portion of Union Street in McCarty Heirs’ Subdivision of Out Lots 113 and a part of Lots 1, 2, 3, and 4 in McCarty Heirs’ Subdivision of Out Lots 114 in the Donation Lands of the City of Indianapolis, as per plat thereof, recorded in Plat Book 2, page 54, in the Office of the Recorder of Marion County, Indiana; and also a portion of Lot 20 and all of Lots 21, 22, 23, and 24 in Edwin Ray’s Partition of Out Lot 115 of the Donation Land of the City of Indianapolis, as per plat thereof recorded in Town Lot Record 17, pages 470 and 471 in said Recorder’s office described as follows:

BEGINNING at the intersection of the east right-of-way line of Meridian Street and the north right-of-way line of Merrill Street; thence North 00 degrees 07 minutes 56 seconds East 410.17 feet along the east right-of-way line of said Meridian Street; thence South 89 degrees 51 minutes 29 seconds East 76.07 feet to southwest right-of-way line of Madison Avenue; thence South 19 degrees 57 minutes 19 seconds East 320.88 feet along said southwest right-of-way line to the intersection of said southwest right-of-way line with the west right-of-way line of Union Street; thence South 00 degrees 00 minutes 00 seconds East 108.83 feet along said west right-of-way line to the northeast corner of said vacated Merrill Street (Instrument number 99-156437); thence South 00 degrees 00 minutes 00 seconds East 40.00 feet to the southeast corner of said vacated Merrill Street; thence South 00 degrees 00 minutes 00 seconds East 20.00 feet along the west right-of-way line of said Union Street; thence South 89 degrees 51 minutes 29 seconds East 58.52 feet to the west right-of-way line of the proposed re-alignment of Madison Avenue; thence along said proposed west right-of-way line, Southerly 149.80 feet along an arc to

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the right and having a radius of 556.00 feet and subtended by a long chord having a bearing of South 07 degrees 32 minutes 52 seconds East and a length of 149.35 feet; thence South 00 degrees 00 minutes 00 seconds East 431.88 feet along said proposed right-of-way, parallel with the centerline of vacated Union Street, to the north line of the Lilly Day Care Center Parcel as shown on the certain Land Title Survey prepared by Paul I. Cripe, Inc. under Project No. 98438-30000, dated May 16, 1999; thence North 89 degrees 38 minutes 53 seconds West 238.90 feet along said north line to the east line of an alley; thence North 07 degrees 01 minute 04 seconds East 160.01 feet along said east line to the northwest corner of said Lot 24 of Edwin Ray’s Partition of Out Lot 115; thence South 89 degrees 38 minutes 53 seconds East 11.87 feet along the north line of said Lot 24; thence North 00 degrees 21 minutes 07 seconds East 40.00 feet to the southwest corner of said Lot 6 in McCarty Heirs’ Subdivision of Out Lot 113; thence North 00 degrees 00 minutes 00 seconds East 45.50 feet along the west line of said Lot 6 to the northwest corner of said Lot 6; thence North 89 degrees 38 minutes 53 seconds West 142.41 feet along the south line of said Lot 8 in McCarty Heirs’ Subdivision of Out Lot 113 to the southeast right-of-way line of Meridian Street; thence North 13 degrees 49 minutes 07 seconds East 364.50 feet to the southwest corner of said vacated Merrill Street (Instrument number 99-156437); thence North 03 degrees 00 minutes 12 seconds West 40.06 feet to the northwest corner of said vacated Merrill Street and the POINT OF BEGINNING and containing 5.222 acres, more or less. The bearings in this description are based upon the centerline of vacated Union Street having a bearing of South 00 degrees 00 minutes 00 seconds East.

EXCEPTING THEREFROM:

A portion of Out Lot 25 in the City of Indianapolis, lying north of Merrill Street, east of Meridian Street and west of Madison Avenue and Union Street, and all of vacated Merrill Street (vacated in Instrument number 99-156437), and a portion of Lots 14, 15, 16, and 17 and the included vacated alleys in McCarty Heirs' Subdivision of Out Lots 113 in the Donation Lands of the City of Indianapolis, as per plat thereof, recorded in Plat Book 2, page 54, in the Office of the Recorder of Marion County, Indiana described as follows:

BEGINNING at the intersection of the east right-of-way line of Meridian Street and the north right-of-way line of Merrill Street; thence North 00 degrees 07 minutes 56 seconds East 410.17 feet along the east right-of-way line of said Meridian Street; thence South 89 degrees 51 minutes 29 seconds East 76.07 feet to southwest right-of-way line of Madison Avenue; thence South 19 degrees 57 minutes 19 seconds East 320.88 feet along said southwest right-of-way line to the intersection of said southwest right-of-way line with the west right-of-way line of Union Street; thence South 00 degrees 00 minutes 00 seconds East 108.83 feet along said west right-of-way line to the northeast comer of said vacated Merrill Street (Instrument number 99-156437); thence South 00 degrees 00 minutes 00 seconds East 40.00 feet to the southeast corner of said vacated Merrill Street; thence South 00 degrees 00 minutes 00 seconds East 12.36 feet along the west right-of-way line of said Union Street; thence South 89 degrees 46 minutes 40 seconds West 100.67 feet; thence South 00 degrees 27 minutes 40 seconds West 33.53 feet; thence North 88 degrees 56 minutes 26 seconds West 16.35 feet; thence South 00 degrees 49 minutes 49 seconds East 146.66 feet to the face of curb on the north side of the Lilly Recreational Center; thence North 89 degrees 50 minutes 51 seconds West along said face of curb a distance of 80.97 feet to the east end of a brick retaining wall; thence North 01 degrees 17 minutes 51 seconds East along the east face of said brick retaining wall a distance of 1.32 feet; thence North 89 degrees 32 minutes 14 seconds West along the

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north face of said brick retaining wall a distance of 35.37 feet to the southeast right-of-way line of Meridian Street; thence North 13 degrees 49 minutes 07 seconds East 196.95 feet to the southwest corner of said vacated Merrill Street (Instrument number 99-156437); thence North 03 degrees 00 minutes 12 seconds West 40.06 feet to the northwest corner of said vacated Merrill Street and the POINT OF BEGINNING. The bearings in this description are based upon the centerline of vacated Union Street having a bearing of South 00 degrees 00 minutes 00 seconds East.

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Exhibit B

Depiction of the Pedestrian Mall Parcel

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EXHIBIT L

FORM OF ROOFTOP CELL TENANT ESTOPPEL

The undersigned hereby certifies to AR Capital, LLC and ARC RRINSIN001, LLC (and together with any successor and assigns thereof, collectively “Purchaser”) and any of such Purchaser’s lender, mortgagee or beneficiary under any deed of trust or other security instrument, and their respective successors and assigns as follows:

1.             The undersigned is the tenant under that certain [Lease Agreement] dated as of _________ __, ____, [as amended by [insert any modifications to Lease] ([collectively,] the “Lease”) by and between _________________________ (“Landlord”) and _________________________ (“Tenant”), pursuant to which Tenant leases that real property located at _________________________________________ (the “Premises”).

2.             Except as set forth above, the Lease has not been modified, changed, altered, supplemented or amended in any respect, nor have any provisions thereof been waived.

3.             The Lease is valid and in full force and effect on the date hereof. The Lease represents the entire agreement between Landlord and Tenant with respect to the Premises and the land on which the Premises are situated.

4.             Except as expressly set forth in the Lease, Tenant is not entitled to, and has made no agreement with Landlord or its agents or employees concerning, free rent, partial rent, rebate of rent payments, credit or offset or reduction in rent, or any other type of rental concession including, without limitation, lease support payments, lease buy-outs, or assumption of any leasing or occupancy agreements of Tenant.

5.             The initial term of the Lease began on __________ __, _____ and expires on ________ __, 20__. The Rent Commencement Date was __________ __, ____. Tenant has accepted possession of the Premises and is open for business.

6.             Except as expressly set forth in the Lease, (i) Tenant has no outstanding options or rights to renew or extend the term of the Lease, and (ii) Tenant has no outstanding expansion options, other options, rights of first refusal or rights of first offer to purchase the Premises or any part thereof and/or the land on which the Premises are situated, or rights of first offer to lease with respect to all or any part of the Premises.

7.             The Rent currently payable under the Lease is $____________ per month. Such rent has been paid through and including the month of April, 2013. No such rent (excluding security deposits) has been paid more than one (1) month in advance of its due date.

8.             Tenant's security deposit, if any, is $_________________ (if none, please state “none”).

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9.             No event has occurred and no condition exists that constitutes, or that with the giving of notice or the lapse of time or both, would constitute, a default by Tenant or, to the best knowledge of Tenant, Landlord under the Lease. Tenant has no existing defenses or offsets against the enforcement of the Lease by Landlord.

10.           (a) All required contributions by Landlord to Tenant on account of Tenant's improvements have been received by Tenant and all of Tenant's tenant improvements have been completed in accordance with the terms of the Lease.

(b) Landlord has satisfied all its obligations to Tenant arising out of or incurred in connection with the construction of the tenant improvements on the Premises and no off-set exists with respect to any rents or other sums payable or to become payable by the Tenant under the Lease.

11.           The undersigned is duly authorized to execute this Certificate on behalf of Tenant.

Dated: ____________, 2013

TENANT:

____________________, a ________________

By:______________
Name:
Title:

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EXHIBIT M

RESTRICTED ENTITIES

  Any person which is partially or wholly owned by the state or federal government of any country which has been identified or designated by the United Nations or any other generally recognized international forum or body as a country with which sensitive defense technologies or information should not be shared with or made available to (i.e.- a country with defense sensitivities), for example, Myanmar, Iran, Iraq and Afghanistan; or
  Any person with competing business interest in the power systems or power generation industries, aviation or other aero-space related industries, commercial, naval and other marine-related industries, oil and gas and other large energy production and distribution industries, nuclear and other alternative energy production industries, including any of the following:
➢	General Electric Company, provided, GE Capital shall not be precluded from providing financing to a qualified third party purchaser that is not a GE owned or controlled entity.
➢	Pratt & Whitney
➢	SAFRAN/SNECMA (Société Nationale d’Étude et de Construction de Moteurs d’aviation)
➢	CFM International
➢	Engine Alliance LLC
➢	Hamilton Sunstrand
➢	Honeywell International Inc.
➢	Siemens AG
➢	ABB Ltd.
➢	IHI Corporation
➢	Ebara Corporation
➢	Samsung
➢	Hyundai
➢	SAAB AB
➢	MAN Aktiengesellschaft
➢	Dresser Inc.
➢	Turbodyne Technologies, Inc.
➢	Caterpillar Inc.
➢	Solar Turbines Inc.
➢	Westinghouse Electric Corporation
➢	Wärtsilä Corporation
➢	United Technologies Group
➢	Marine Hydraulics International Inc.
➢	Toshiba
➢	Dresser-Rand
➢	AREVA

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EXHIBIT N

REAL ESTATE TAX AGREEMENT

Real Estate Tax Agreement

Pursuant to that certain Agreement of Purchase and Sale, dated April ___, 2013, by and between Eli Lilly and Company ("Seller") and AR Capital, LLC, as assigned to _________ ("Purchaser"), Purchaser is purchasing certain real estate located in Marion County, Indiana and more particularly described in Exhibit A attached hereto (the "Real Estate"), which Real Estate includes a portion of tax parcel number 1097406 (the "Brougher Tax Parcel") and a portion of tax parcel number 1083592 (the "Faris II Grounds Tax Parcel"). In connection with such purchase, the parties hereby agree as follows:

1. Until the portion of the Real Estate included within the Brougher Tax Parcel is assessed separately or as part of a tax parcel wholly owned by Purchaser, Seller shall timely pay the full amount of taxes assessed with respect to the Brougher Tax Parcel and Purchaser shall reimburse Seller for the equitable portion (based on acreage) of such taxes attributable to the land assessment for the Brougher Tax Parcel. Such reimbursement shall be paid promptly upon Purchaser's receipt of a copy of the tax bill and an invoice setting forth such equitable portion of such land assessment. Specifically, Purchaser shall reimburse Seller an amount equal to the total amount of taxes assessed against the land (not including improvements) for the Brougher Tax Parcel multiplied by a fraction, the numerator of which is 0.983 (representing the acreage of the Real Estate included within the Brougher Tax Parcel) and the denominator of which is 2.978 (representing the total acreage of the Brougher Tax Parcel). If Purchaser receives a copy of the tax bill or any assessment or other notices for the Brougher Tax Parcel, Purchaser shall promptly forward the same to Seller. Seller shall have the right to control all appeals of taxes and assessments with respect to the Brougher Tax Parcel and receive any refunds in connection therewith, provided that Seller shall indemnify, defend and hold Purchaser harmless from and against any claims to any such refunds or portions thereof made by Rolls-Royce Corporation or the successor to Rolls-Royce's leasehold interest in the Real Estate ("Tenant"). If, prior to the portion of the Real Estate included within the Brougher Tax Parcel being assessed separately or as part of a tax parcel wholly owned by Purchaser, new improvements are constructed upon Purchaser's property that increase the assessment for improvements on such tax parcel, then Purchaser shall also reimburse Seller for the taxes attributable to such increased assessment. Any surplus attributable to prior payments or appeals made by Seller with respec to any portion of the Real Property shall be for the sole benefit of Seller.

2. Until the portion of the Real Estate included within the Faris II Grounds Tax Parcel is assessed separately or as part of a tax parcel wholly owned by Purchaser, the party receiving the bill for the Faris II Grounds Tax Parcel or any assessment or other notices related thereto shall promptly forward the same to Tenant. If the Faris II Grounds Tax Parcel is no longer leased in its entirety by Tenant or if Tenant shall fail to timely pay the full amount of taxes assessed with respect to the Faris II Grounds Tax Parcel, then either party may pay such taxes (together with any interest and penalties) and the other party shall reimburse the paying party for the equitable portion of such taxes, interest and penalties (with the land assessment being apportioned based on acreage and any assessments for improvements being allocated to the party upon whose property such improvements are located). Such reimbursement shall be paid promptly upon receipt of a copy of evidence of payment and an invoice setting forth such equitable portion of such taxes, interest and penalties. Specifically, if Seller makes such payment, Purchaser shall reimburse Seller an amount equal to (i) the total amount of taxes assessed against the land (not including improvements) for the Faris II Grounds Tax Parcel, multiplied by a fraction, the numerator of which is 0.511 (representing the acreage of the Real Estate included within the Faris II Grounds Tax Parcel) and the denominator of which is 1.431 (representing the total acreage of the Faris II Grounds Tax Parcel) plus

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(ii) the amount of any taxes assessed as part of the Faris II Grounds Tax Parcel against improvements located on Purchaser's property for the Faris II Grounds Tax Parcel, plus (iii) any interest and penalties attributable to the amounts set forth in (i) or (ii). If Purchaser makes such payment, Seller shall reimburse Purchaser an amount equal to (a) the total amount of taxes assessed against the land (not including improvements) for the Faris II Grounds Tax Parcel multiplied by a fraction, the numerator of which is 0.920 (representing the acreage of Seller's property included within the Faris II Grounds Tax Parcel) and the denominator of which is 1.431 (representing the total acreage of the Faris II Grounds Tax Parcel), plus (b) the amount of any taxes assessed against improvements located on Seller's property for the Faris II Grounds Tax Parcel, plus (c) any interest and penalties attributable to the amount set forth in (a) or (b). If the Faris II Grounds Tax Parcel is no longer leased in its entirety by Tenant, then (x) the party receiving the bill for such tax parcel or any assessment or other notices related thereto shall promptly forward the same to the other party, (y) parties shall cooperate and coordinate with respect to the payment of taxes and equitably apportion the same as set forth above, and (z) the parties shall cooperate and coordinate with respect to any appeals with respect thereto and the amount of any net refunds shall be equitably apportioned between the parties.

3. The parties shall cooperate to have the portions of the Brougher Tax Parcel and the Faris II Grounds Tax Parcel that are included within the Real Estate assigned their own tax parcel numbers or incorporated into existing tax parcels wholly owned by Purchaser as soon as possible.

4. The provisions of this Real Estate Tax Agreement shall survive until the end of the calendar year in which the portions of the Brouhger Tax Parcel and the Faris II Grounds Tax Parcel included within the Real Estate are assessed as their own tax parcels or as part of tax parcels wholly owned by Purchaser.

5. This Agreement shall be binding upon and inure to the benefit of Seller and Purchaser and their respective successors and assigns.

6. This Agreement may be executed in counterparts and signatures delivered by facsimile, electronic mail of .pdf file or other electronic means shall have the force and effect of original signatures.

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IN WITNESS WHEREOF, the parties have executed this Real Estate Tax Agreement as of __________ ___, 2013.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the Effective Date.

 "SELLER"

 ELI LILLY AND COMPANY, an Indiana corporation

By:

Name:

Title:

 "PURCHASER"

 ____________________, a __________

By:

Name:

Title:

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Exhibit A

To

Real Estate Tax Agreement

Legal Description of the Real Estate

(Faris I Building)

Lots 10, 11, 12 and part of Lots 8, 9, 13, 14, 15 and 16 of Russell's Heirs Subdivision of Out Lot 26 of the Donation Lands of the City of Indianapolis, as per plat thereof, recorded in Plat Book 2, page 24 in the Office of the Recorder of Marion County, Indiana; also, part of the first alley West of Meridian Street, lying North of Merrill Street, as vacated per Declaratory Resolution 99-CP-13VAC and recorded as Instrument #1999-0155155 in the said Recorder's Office, all being more particularly described as follows:

Commencing at the Northeast corner of Lot 1 of Russell's Heirs Subdivision; thence along the East line thereof, also being the West right of way or Meridian Street, South 00 degrees 00 minutes 00 seconds East (basis of bearings-due North along the center line of Meridian Street) 278.66 feet to the Point of Beginning; thence continuing along the said West right of way, South 00 degrees 00 minutes 00 seconds East 121.60 feet to the Southeast corner of Lot 12 in said subdivision; thence along the South line of said Lot 12 and the extension thereof, also being the North right of way of Merrill Street, North 89 degrees 44 minutes 45 seconds West 277.54 feet; thence North 00 degrees 00 minutes 00 seconds East 106.74 feet; thence North 90 degrees 00 minutes 00 seconds East 81.20 feet; thence North 00 degrees 00 minutes 00 seconds East 14.50 feet; thence South 89 degrees 44 minutes 45 seconds East 60.44 feet; thence North 00 degrees 15 minutes 15 seconds East 12.86 feet; thence South 89 degrees 44 minutes 45 seconds East 20.24 feet; thence South 00 degrees 15 minutes 15 seconds West 12.86 feet; thence South 89 degrees 44 minutes 45 seconds East 115.66 feet to the point of beginning.

(Faris I Access Parcel)

Part of Lots 1 through 9 inclusive of Russell's Heirs Subdivision of Out Lot 26 of the Donation Lands of the City of Indianapolis, as per plat thereof, recorded in Plat Book 2, page 24 in the Office of the Recorder of Marion County, Indiana; also, part of vacated Warsaw Street lying between Lots 6 and 7 of said Russell's Heirs Subdivision, vacated per Declaratory Resolution No. D 66-27 and recorded as Instrument #66-62087 in the said Recorder's Office; also, part of the alley lying West of and adjacent to Lot 7 of said Russell's Heirs Subdivision, as vacated per Declaratory Resolution 99-CP-13VAC and recorded as Instrument #1999-0155155 in the said Recorder's Office, all being more particularly described as follows:

Commencing at the Northeast corner of Lot 1 of said Russell's Heirs Subdivision; thence along the East line thereof, also being the West right of way of Meridian Street, South 00 degrees 00 minutes 00 seconds East (basis of bearings - due North along the center line of Meridian Street) 15.00 feet to the Point of Beginning; thence continuing along the said West right of way, South 00 degrees 00 minutes 00 seconds East 263.66 feet; thence North 89 degrees 44 minutes 45 seconds West 115.66 feet; thence North 00 degrees 15 minutes 15 seconds East 12.86 feet; thence North 89 degrees 44 minutes 45 seconds West 20.24 feet; thence South 00 degrees 15 minutes 15 seconds West 12.86 feet; thence North 89 degrees 44 minutes 45 seconds West 57.44 feet; thence North 07 degrees 45

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minutes 00 seconds East 59.28 feet; thence North 90 degrees 00 minutes 00 seconds East 41.60 feet; thence North 08 degrees 00 minutes 00 seconds East 130.50 feet; thence North 90 degrees 00 minutes 00 seconds East 13.20 feet; thence North 00 degrees 00 minutes 00 seconds East 75.13 feet to a point which bears North 89 degrees 51 minutes 00 seconds West 112.38 feet from the point of beginning; thence South 89 degrees 51 minutes 00 seconds East 112.38 feet to the point of beginning.

(Faris II Building)

Part of Lots 8 through 16, inclusive, Lots 17 through 20, inclusive, and part of Lots 21 and 22 in Seidensticker's Subdivision of the East Half of Out Lot No. 15 of the Donation Lands of the City of Indianapolis, as per plat thereof, recorded in Plat Book 2, page 93 in the Office of the Recorder of Marion County, Indiana; also a strip of ground 10 feet wide by parallel lines lying East of and adjacent to the East side of Lots 17 through 20 and that part of Lot 21 in said Seidensticker's Subdivision; also, a part of Mechanic Street vacated per Declaratory Resolution No. 99-CP-13 VAC recorded as Instrument No. 1999-0155155, all being more particularly described as follows:

Commencing at the Southeast corner of Lot 16 in said subdivision; thence along the South line of said Lot 16, also being the North right of way of Henry Street, North 89 degrees 51 minutes 00 seconds West (basis of bearings-due North along the center line of Meridian Street) 102.50 feet to the Point of Beginning; thence North 00 degrees 00 minutes 00 seconds East 18.95 feet; thence North 90 degrees 00 minutes 00 seconds East 14.50 feet; thence North 00 degrees 00 minutes 00 seconds East 28.42 feet; thence North 90 degrees 00 minutes 00 seconds West 14.50 feet; thence North 00 degrees 00 minutes 00 seconds West 33.41 feet; thence North 90 degrees 00 minutes 00 seconds West 7.54 feet; thence North 07 degrees 59 minutes 24 seconds East 145.24 feet; thence North 90 degrees 00 minutes 00 seconds West 113.00 feet; thence North 00 degrees 00 minutes 00 seconds West 52.00 feet; thence North 90 degrees 00 minutes 00 seconds West 36.38 feet to the West line of Lot 22 in said subdivision; thence along the West line of Lots 22 through 17 in said subdivision, thence South 00 degrees 06 minutes 53 seconds East 276.25 feet to the Southwest corner of said Lot 17; thence along the South line of said Lot 17 and the extension thereof, also being the North right of way of Henry Street, South 89 degrees 51 minutes 00 seconds East 136.18 feet to the point of beginning.

(Faris II Access Parcel)

Lots 1 through 7, Lots 23 and 24, part of Lots 8 through 16, and part of Lots 21 and 22, all in Seidensticker's Subdivision of the East Half of Out Lot No. 15 of the Donation Lands of the City of Indianapolis, as per plat thereof, recorded in Plat Book 2, page 93 in the Office of the Recorder of Marion County, Indiana; also, a strip of ground 10 feet wide by parallel lines lying East of and adjacent to the East side of Lots 22 through 24 and that part of Lot 21 in said Seidensticker's Subdivision; also, part of Mechanic Street vacated per Declaratory Resolution No. 99-CP-13 VAC recorded as Instrument #99-0155155, all being more particularly described as follows:

Beginning at the Northeast corner of Lot 1 in said Seidensticker's Subdivision; thence along the East line thereof, also being the West right of way of Meridian Street, South 00 degrees 00 minutes 00 seconds East (basis of bearings - due North along the center line of Meridian Street) 400.00 feet (plat) 400.21 feet (measured) to the Southeast corner of Lot

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16 in said subdivision; thence along the South line of said Lot 16, also being the North right of way of Henry Street, North 89 degrees 51 minutes 00 seconds West 102.50 feet; thence North 00 degrees 00 minutes 00 seconds East 18.95 feet; thence North 90 degrees 00 minutes 00 seconds East 14.50 feet; thence North 00 degrees 00 minutes 00 seconds East 28.42 feet; thence North 90 degrees 00 minutes 00 seconds West 14.50 feet; thence North 00 degrees 00 minutes 00 seconds West 33.41 feet; thence North 90 degrees 00 minutes 00 seconds West 7.54 feet; thence North 07 degrees 59 minutes 24 seconds East 142.24 feet; thence North 90 degrees 00 minutes 00 seconds West 113.00 feet; thence North 00 degrees 00 minutes 00 seconds West 52.00 feet; thence North 90 degrees 00 minutes 00 seconds West 36.38 feet to the West line of Lot 22 in said subdivision; thence along the West line of Lots 22 through 24 in said subdivision, North 00 degrees 06 minutes 53 seconds West 123.56 feet to the Northwest corner of said Lot 24, which lies on the South right of way line of South Street; thence along said right of way South 89 degrees 56 minutes 46 seconds East 240.00 feet (plat) 239.47 feet (measured) to the point of beginning.

EXCEPTING THEREFROM:

Part of that 1.431 acre tract of land described as “Parcel 4” in the Special Warranty Deed from Kite Henry, LLC to Eli Lilly and Company recorded as Instrument Number 2002-0251905 in the Office of the Marion County Recorder being described as follows:

Beginning at the northeast corner of Lot 1 in Seidensticker’s Subdivision per plat thereof recorded in Plat Book 2, Page 93; thence South 00 degrees 00 minutes 00 seconds East (basis of bearings is centerline of Meridian Street = North 00 degrees 00 minutes 00 seconds East) along the west right of way line of Meridian Street a distance of 175.33 feet; thence North 90 degrees 00 minutes 00 seconds West a distance of 89.85 feet to a westerly corner of the tract of land described as Parcel 4 in Instrument number 2002-251905; thence the following five courses along the westerly and north lines of said tract:

1. North 90 degrees 00 minutes 00 seconds West a distance of 113.00 feet;

2. thence North 00 degrees 00 minutes 00 seconds East a distance of 52.00 feet;

3. thence North 90 degrees 00 minutes 00 seconds West a distance of 36.38 feet;

4. thence North 00 degrees 06 minutes 53 seconds West a distance of 123.56 feet;

5. thence South 89 degrees 56 minutes 46 seconds East a distance of 239.47 feet (240.00 feet, plat) to the Point of Beginning.

(Parking Garage and Cafeteria/Conference Building)

Part of Lots 1 through 8, part of Lots 13 through 16, all of Lots 17 through 23, inclusive, and part of Lot 24 of Russell's Heirs Subdivision of Out Lot 26 of the Donation Lands of the City of Indianapolis, as per plat thereof, recorded in Plat Book 2, page 24 in the Office of the Recorder of Marion County, Indiana; also, part of the alleys and/or street heretofore vacated lying within the block bounded by Meridian Street, Merrill Street, Illinois Street, and Henry Street; also, part of Out Lot 26 of the Donation Lands of the City of Indianapolis, more particularly described as a parcel of ground 192 feet in length from North to South by 60 feet in width from East to West, lying West of and adjoining the

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alley running along the West side of Lots 1 to 6 and East of and adjoining the alley running along the East side of said Lots 19 to 24, all being more particularly described as follows:

Commencing at the Northeast corner of Lot 1 of said Russell's Heirs Subdivision; thence along the East line thereof, also being the West right of way of Meridian Street, South 00 degrees 00 minutes 00 seconds East (basis of bearings-due North along the center line of Meridian Street) 15.00 feet; thence North 89 degrees 51 minutes 00 seconds West 112.38 feet to the Point of Beginning; thence South 00 degrees 0 minutes 00 seconds West 75.13 feet; thence South 90 degrees 00 minutes 00 seconds West 13.20 feet; thence South 08 degrees 00 minutes 00 seconds West 130.50 feet; thence South 90 degrees 00 minutes 00 seconds West 41.60 feet; thence South 07 degrees 45 minutes 00 seconds West 59.28 feet; thence North 89 degrees 44 minutes 45 seconds West 3.00 feet; thence South 00 degrees 00 minutes 00 seconds West 14.50 feet; thence South 90 degrees 00 minutes 00 seconds West 81.20 feet; thence South 00 degrees 00 minutes 00 seconds West 106.74 feet to the South line of Lot 13 in said subdivision; thence along the South line of said Lot 13, also being the North right of way of Merrill Street, North 89 degrees 44 minutes 45 seconds West 138.53 feet to the Southwest corner of said Lot 13; thence along the West line of said Lots 13 through 24, also being the East right of way of Illinois Street, North 00 degrees 12 minutes 15 seconds West 384.51 feet to a point which bears North 89 degrees 51 minutes 00 seconds West 305.05 feet from the point of beginning; thence South 89 degrees 51 minutes 00 seconds East 305.05 feet to the point of beginning.

(Fitness Center and Surrounding Parking)

A portion of Out Lot 25 in the City of Indianapolis, lying north of Merrill Street, east of Meridian Street and west of Madison Avenue and Union Street, and all of vacated Merrill Street (vacated in Instrument number 99-156437), and a portion of Lots 1, 2, 3, 4, and 5, and all of Lots 6, 8, 9, 10, 11, 12, 13, 14, 15, 16, and 17 and the included vacated alleys, the vacated portion of Norwood Street and a portion of Union Street in McCarty Heirs’ Subdivision of Out Lots 113 and a part of Lots 1, 2, 3, and 4 in McCarty Heirs’ Subdivision of Out Lots 114 in the Donation Lands of the City of Indianapolis, as per plat thereof, recorded in Plat Book 2, page 54, in the Office of the Recorder of Marion County, Indiana; and also a portion of Lot 20 and all of Lots 21, 22, 23, and 24 in Edwin Ray’s Partition of Out Lot 115 of the Donation Land of the City of Indianapolis, as per plat thereof recorded in Town Lot Record 17, pages 470 and 471 in said Recorder’s office described as follows:

BEGINNING at the intersection of the east right-of-way line of Meridian Street and the north right-of-way line of Merrill Street; thence North 00 degrees 07 minutes 56 seconds East 410.17 feet along the east right-of-way line of said Meridian Street; thence South 89 degrees 51 minutes 29 seconds East 76.07 feet to southwest right-of-way line of Madison Avenue; thence South 19 degrees 57 minutes 19 seconds East 320.88 feet along said southwest right-of-way line to the intersection of said southwest right-of-way line with the west right-of-way line of Union Street; thence South 00 degrees 00 minutes 00 seconds East 108.83 feet along said west right-of-way line to the northeast corner of said vacated Merrill Street (Instrument number 99-156437); thence South 00 degrees 00 minutes 00 seconds East 40.00 feet to the southeast corner of said vacated Merrill Street; thence South 00 degrees 00 minutes 00 seconds East 20.00 feet along the west right-of-way line of said Union Street; thence South 89 degrees 51 minutes 29 seconds East 58.52 feet to the west right-of-way line of the proposed re-alignment of Madison Avenue;

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thence along said proposed west right-of-way line, Southerly 149.80 feet along an arc to the right and having a radius of 556.00 feet and subtended by a long chord having a bearing of South 07 degrees 32 minutes 52 seconds East and a length of 149.35 feet; thence South 00 degrees 00 minutes 00 seconds East 431.88 feet along said proposed right-of-way, parallel with the centerline of vacated Union Street, to the north line of the Lilly Day Care Center Parcel as shown on the certain Land Title Survey prepared by Paul I. Cripe, Inc. under Project No. 98438-30000, dated May 16, 1999; thence North 89 degrees 38 minutes 53 seconds West 238.90 feet along said north line to the east line of an alley; thence North 07 degrees 01 minute 04 seconds East 160.01 feet along said east line to the northwest corner of said Lot 24 of Edwin Ray’s Partition of Out Lot 115; thence South 89 degrees 38 minutes 53 seconds East 11.87 feet along the north line of said Lot 24; thence North 00 degrees 21 minutes 07 seconds East 40.00 feet to the southwest corner of said Lot 6 in McCarty Heirs’ Subdivision of Out Lot 113; thence North 00 degrees 00 minutes 00 seconds East 45.50 feet along the west line of said Lot 6 to the northwest corner of said Lot 6; thence North 89 degrees 38 minutes 53 seconds West 142.41 feet along the south line of said Lot 8 in McCarty Heirs’ Subdivision of Out Lot 113 to the southeast right-of-way line of Meridian Street; thence North 13 degrees 49 minutes 07 seconds East 364.50 feet to the southwest corner of said vacated Merrill Street (Instrument number 99-156437); thence North 03 degrees 00 minutes 12 seconds West 40.06 feet to the northwest corner of said vacated Merrill Street and the POINT OF BEGINNING and containing 5.222 acres, more or less. The bearings in this description are based upon the centerline of vacated Union Street having a bearing of South 00 degrees 00 minutes 00 seconds East.

EXCEPTING THEREFROM:

A portion of Out Lot 25 in the City of Indianapolis, lying north of Merrill Street, east of Meridian Street and west of Madison Avenue and Union Street, and all of vacated Merrill Street (vacated in Instrument number 99-156437), and a portion of Lots 14, 15, 16, and 17 and the included vacated alleys in McCarty Heirs' Subdivision of Out Lots 113 in the Donation Lands of the City of Indianapolis, as per plat thereof, recorded in Plat Book 2, page 54, in the Office of the Recorder of Marion County, Indiana described as follows:

BEGINNING at the intersection of the east right-of-way line of Meridian Street and the north right-of-way line of Merrill Street; thence North 00 degrees 07 minutes 56 seconds East 410.17 feet along the east right-of-way line of said Meridian Street; thence South 89 degrees 51 minutes 29 seconds East 76.07 feet to southwest right-of-way line of Madison Avenue; thence South 19 degrees 57 minutes 19 seconds East 320.88 feet along said southwest right-of-way line to the intersection of said southwest right-of-way line with the west right-of-way line of Union Street; thence South 00 degrees 00 minutes 00 seconds East 108.83 feet along said west right-of-way line to the northeast comer of said vacated Merrill Street (Instrument number 99-156437); thence South 00 degrees 00 minutes 00 seconds East 40.00 feet to the southeast corner of said vacated Merrill Street; thence South 00 degrees 00 minutes 00 seconds East 12.36 feet along the west right-of-way line of said Union Street; thence South 89 degrees 46 minutes 40 seconds West 100.67 feet; thence South 00 degrees 27 minutes 40 seconds West 33.53 feet; thence North 88 degrees 56 minutes 26 seconds West 16.35 feet; thence South 00 degrees 49 minutes 49 seconds East 146.66 feet to the face of curb on the north side of the Lilly Recreational Center; thence North 89 degrees 50 minutes 51 seconds West along said face of curb a distance of 80.97 feet to the east end of a brick retaining wall; thence North 01 degrees 17 minutes 51 seconds East along the east face of said brick retaining wall a

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distance of 1.32 feet; thence North 89 degrees 32 minutes 14 seconds West along the north face of said brick retaining wall a distance of 35.37 feet to the southeast right-of-way line of Meridian Street; thence North 13 degrees 49 minutes 07 seconds East 196.95 feet to the southwest corner of said vacated Merrill Street (Instrument number 99-156437); thence North 03 degrees 00 minutes 12 seconds West 40.06 feet to the northwest corner of said vacated Merrill Street and the POINT OF BEGINNING. The bearings in this description are based upon the centerline of vacated Union Street having a bearing of South 00 degrees 00 minutes 00 seconds East.

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EXHIBIT O

HENRY STREET QUITCLAIM DEED

QUITCLAIM DEED

THIS INDENTURE WITNESSETH, that ELI LILLY AND COMPANY, an Indiana corporation ("Grantor"), hereby QUITCLAIMS to __________, a __________, for the sum of Ten Dollars ($10.00) and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, that certain real estate located in Marion County, Indiana and described on Exhibit A attached hereto and incorporated herein.

IN WITNESS WHEREOF, Grantor has executed this Quitclaim Deed on the date of notarization set forth on the following page to be effective as of __________ ____, 2013.

ELI LILLY AND COMPANY, an Indiana corporation

By:

Name:

Its:
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STATE OF INDIANA              )

                                     ) SS:

COUNTY OF ____________ )

Before me, a Notary Public in and for said County and State, personally appeared ________________________, the ______________________________ of Eli Lilly and Company, an Indiana corporation, who acknowledged the execution of the foregoing Quitclaim Deed on behalf of said corporation.

Witness my hand and Notarial Seal this _____ day of __________________, 2013.

(signature)

(printed name)	(Notary Public)

My Commission Expires:

County of Residence:

Send tax statements to and

Grantee's mailing address is:

I affirm, under the penalties for perjury, that I have taken reasonable care to redact each Social Security number in this document, unless required by law. Gregory C. Touney

This instrument was prepared by: Gregory C. Touney, Ice Miller LLP, One American Square, Suite 2900, Indianapolis, IN 46282, Tel: (317) 236-2100.

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Exhibit A

Legal Description

15 feet, by parallel lines, off of the entire North line of Russell's Heir's Subdivision of Out Lot No. 26 of the Donation Lands of the City of Indianapolis, as per plat thereof recorded in Plat Book 2, Page 24, in the Office of the Recorder of Marion County, Indiana.

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EXHIBIT P

GRANT OF RIGHT OF WAY

GRANT OF RIGHT-OF-WAY

THIS INDENTURE WITNESSETH, that ELI LILLY AND COMPANY, an Indiana corporation ("GRANTOR"), for itself, its successors and assigns, does hereby grant, subject to the terms, conditions and limitations hereinafter set forth, to the City of Indianapolis, Department of Public Works ("GRANTEE"), its grantees, successors and assigns a permanent easement for a public right-of-way in and over the following described real estate ("EASEMENT REAL ESTATE"), in Marion County, Indiana:

LEGAL DESCRIPTION ATTACHED HERETO AND INCORPORATED HEREIN AS EXHIBIT "A"

This indenture is not intended to and shall not be construed as surrendering, waiving, or affecting in any way GRANTOR's rights of access to and from the EASEMENT REAL ESTATE, however, all such rights are subject to the ordinances, regulations, standards and specifications of the City of Indianapolis, Marion County, Indiana.

This indenture shall be binding until specifically vacated by legally constituted authority. Upon such vacation, in whole or in part, the portion thereof so vacated shall revert to the owner of the fee simple title thereof, subject only to the rights of public utilities within the EASEMENT REAL ESTATE or to the rights of governmental agencies having facilities within the EASEMENT REAL ESTATE.

GRANTOR agrees that GRANTEE is not, as a condition of this grant, required to improve the EASEMENT REAL ESTATE.

GRANTOR and GRANTEE agree that after improvement of all or a portion of the EASEMENT REAL ESTATE, the rights herein shall not lapse by reason of non-use.

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Until such time as GRANTEE shall take possession of said EASEMENT REAL ESTATE, the owner of the fee simple title thereof, and those claiming through said owner, reserve the right to use said real estate for any legal purpose not inconsistent with this grant; however, said owner, and those claiming through said owner or GRANTOR, shall not create, transfer or grant any indenture, easement, license, or other property interests affecting the EASEMENT REAL ESTATE to a third party and shall not construct or cause to have constructed or allow any construction of any structures on the EASEMENT REAL ESTATE, without the written consent of the GRANTEE. Said indentures, easements, licenses, or other property interests, if consented to by GRANTEE, shall expire upon the taking of possession by GRANTEE.

GRANTOR, owner, and those claiming through said owner or GRANTOR, shall not be eligible to demand or receive any compensation for surrender of possession when GRANTEE shall take possession of the EASEMENT REAL ESTATE.

It is understood and agreed that all provisions of this grant are stated herein and that no verbal agreements or promises are binding.

GRANTOR covenants and represents that to the best of its knowledge the EASEMENT REAL ESTATE is not presently subject to any federal, Indiana, any other state, or local environmentally related lien, proceeding, claim, liability or action; or the threat or likelihood thereof.

GRANTOR agrees that between GRANTOR and GRANTEE, the acceptance of this grant by GRANTEE shall not increase the liability of GRANTEE for environmentally related claims arising from or related to conditions on the EASEMENT REAL ESTATE prior to the acceptance of this grant.

In accordance with I.C. 32-23-2-5, the most recent deed of record by which the GRANTOR holds title is A201300033850.

GRANTOR represents that, to the knowledge of the undersigned representative executing this Grant of Right of Way on behalf of GRANTOR, (i) GRANTOR is the sole owner of the EASEMENT REAL ESTATE, and (ii) there are no indentures, easements, licenses, encumbrances, leases, liens or options of any kind or character on the EASEMENT REAL ESTATE as granted, except as set forth on EXHIBIT "B" attached hereto and incorporated herein, and that it makes these representations for the purpose of inducing the GRANTEE to accept this indenture.

This indenture shall run with the EASEMENT REAL ESTATE, be a burden upon the EASEMENT REAL ESTATE, and shall be binding upon GRANTEE, GRANTOR, and the successors and assigns of GRANTOR and of GRANTEE.

By acceptance of this indenture, GRANTEE acknowledges that GRANTOR shall have no obligation other than those required by the Revised Code of the Consolidated City and County and its regulations, to repair or maintain any public street or other public improvement hereafter located upon the EASEMENT REAL ESTATE.

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This indenture shall be governed by and construed and enforced in accordance with the laws of the State of Indiana.

This grant is to be and become effective and binding from and after its acceptance by GRANTEE.

Further, the GRANTEE acknowledges that the grant made herein, if accepted by GRANTEE, shall be full satisfaction of the undertaking, related to the dedication of the public right-of-way, of the GRANTOR, to the City of Indianapolis, Department of Public Works, or its predecessors, in connection with the rezoning of such property or the variance granted upon such property in the cause docketed as N/A .

GRANTOR covenants that, to GRANTOR'S knowledge, GRANTOR is the owner in fee simple of the EASEMENT REAL ESTATE, is lawfully seized thereof and has good right to grant and convey the foregoing grant of right-of-way.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, GRANTOR has set its hand and seal this ______ day of _____________________, 2013.

GRANTOR:

ELI LILLY AND COMPANY, an Indiana corporation

By: _________________________________

Stephen L. Van Soelen, Director –

Strategic Real Estate & Facilities Planning

STATE OF INDIANA             )
                                                    ) SS:
COUNTY OF MARION          )

Subscribed and sworn to me this ____ day of _______________________ , 20______.

County of Residence	Notary Public Signature

Commission Expiration Date	Printed Name
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The above Grant is accepted by the City of Indianapolis, Department of Public Works.

RECOMMENDED FOR APPROVAL:

___________________________________
Stefan Wolfla, Infrastructure Manager,
Department of Code Enforcement

APPROVED PER LEGAL:

___________________________________
Joseph W. Smith
Assistant Corporation Counsel
Office of Corporation Counsel

CITY OF INDIANAPOLIS:

___________________________________
Lori Miser, Director
Department of Public Works
By Steven R. Hardiman II
Executive Assistant

STATE OF INDIANA )
) SS:
COUNTY OF MARION )

Subscribed and sworn to me this ________ day of _________________________ , 20______.

County of Residence	Notary Public Signature

Commission Expiration Date	Printed Name

This instrument was prepared by Richard McDermott, Assistant Corporation Counsel, 200 E. Washington Street, Suite 1601, Indianapolis, Indiana 46204.

"I affirm, under the penalties for perjury, that I have taken reasonable care to redact each Social Security number in this document, unless required by law." Joseph W. Smith, Office of Corporation Counsel 1-24-2013

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EXHIBIT "A"

EASEMENT REAL ESTATE

15 feet, by parallel lines, off of the entire North line of Russell's Heir's Subdivision of Out Lot No. 26 of the Donation Lands of the City of Indianapolis, as per plat thereof recorded in Plat Book 2, Page 24, in the Office of the Recorder of Marion County, Indiana.

LESS AND EXCEPT:

Part of Russell's Heirs Subdivision of Outlot 26 of the Donation Lands of the City of Indianapolis, as per the plat thereof, recorded in Plat Book 2, Page 24 in the Marion County Recorder's Office that lies between a plane of 719.0 feet Mean Sea Level (M.S.L.) to a plane of 745.0 feet M.S.L., more particularly described as follows:

Commencing at the intersection of the North right of way of Henry Street with the East right of way of Illinois Street; thence South 89 degrees 51 minutes 00 seconds East (assumed bearing) along the North right of way of Henry Street 241.00 feet; thence South 00 degrees 09 minutes 00 seconds West 40.00 feet to the South right of way of Henry Street; thence up 16.5 feet, more or less, to a point on a plane of 719.0 feet above M.S.L. which is the Point of Beginning; thence South 00 degrees 09 minutes 00 seconds West 15.00 feet to the north line of Parcel 2 described within Instrument Number 2002-247917 recorded in the Marion County Recorder's Office; thence North 89 degrees 51 minutes 00 seconds West along said north line 35.00 feet; thence North 00 degrees 09 minutes 00 seconds East 15.00 feet to the South right of way of Henry Street; thence South 89 degrees 51 minutes 00 seconds East along said South right of way 35.00 feet to the Point of Beginning, being 16.5 feet, more or less, above the crown of said Henry Street.

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EXHIBIT "B"

Provisions as set out in Declaratory Resolution No. 16367, 1947, recorded December 31, 1947 in Book 1285, page 448.

Covenants and obligations set out in a declaration of maintenance obligation dated August 9, 2000 and recorded August 21, 2000 as Instrument No. 2000-131817.

Covenants and obligations set out in a declaration of maintenance obligation dated October 26, 2000 and recorded November 9, 2000 as Instrument No. 2000-178923.

Provisions regulating sewer use and barring the right to object to annexation to the City of Indianapolis set out in a Sewer Construction Agreement recorded August 31, 2000 as Instrument No. 2000-137847.

Provisions regulating sewer use and barring the right to object to annexation to the City of Indianapolis set out in a Sewer Service Agreement recorded August 31, 2000 as Instrument No. 2000-137848.

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SCHEDULE 3.1

DUE DILIGENCE MATERIALS

Title Commitment

Exception Documents

Survey

Final Report - Phase I Environmental Site Assessment, dated December 20, 2010, prepared by August Mack Environmental, Inc. under AME Project #: JK1184.310

Leases

Parking Agreement

City Maintenance Agreement

Letter from Brian D. Crandall, Rolls-Royce Corporation, to Stephen L. Van Soelen, Eli Lilly and Company, dated March 7, 2013

Letter from William G. Horton, Fink Roberts & Petrie, Inc. to Stephen Van Soelen, Eli Lilly and Company, dated November 30, 2012

Schedule 3.1(e) - Page 1